                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

                         PNC BANK, NATIONAL ASSOCIATION
                            (AS LENDER AND AS AGENT)

                                      WITH

                                 TEAMSTAFF, INC.
                               TEAMSTAFF RX, INC.
                           RS STAFFING SERVICES, INC.
                                   (BORROWERS)

                                  June 8, 2005

                                        i

                                       ii

 5.18.   Delivery of Acquisition Agreement and Subordinated Loan

                                       iii

                                       iv

                                        v

                                       vi

                         List of Exhibits and Schedules

Exhibits

Exhibit 1.2        Borrowing Base Certificate
Exhibit 1.2(a)     Compliance Certificate
Exhibit 2.1(a)     Revolving Credit Note
Exhibit 5.5(b)     Financial Projections
Exhibit 8.1(k)     Financial Condition Certificate
Exhibit 15.3       Commitment Transfer Supplement

Schedules

Schedule 1.2       Permitted Encumbrances
Schedule 4.5       Equipment and Inventory Locations; Places of Business; Chief
                   Executive Offices; Locations of Real Property
Schedule 4.15(h)   Deposit and Investment Accounts
Schedule 4.19      Real Property
Schedule 5.1       Consents
Schedule 5.2(a)    States of Formation, Qualification and Good Standing
Schedule 5.2(b)    Subsidiaries; Ownership
Schedule 5.4       Federal Tax Identification Number
Schedule 5.6       Other Names; Mergers, Acquisitions, Etc.
Schedule 5.7       Environmental
Schedule 5.8(b)    Litigation
Schedule 5.8(d)    Plans
Schedule 5.9       Intellectual Property, Source Code Escrow Agreements;
                   Challenges to Use
Schedule 5.10      Failure to Comply with Laws or Obtain Licenses and Permits
Schedule 5.14      Labor Disputes

                                       vii

                                REVOLVING CREDIT
                                       AND
                               SECURITY AGREEMENT

     Revolving Credit and Security Agreement dated as of June 8, 2005 among
TEAMSTAFF, INC., a New Jersey corporation (the "Company"), and each of the other
Persons identified on the signature pages hereto as a Borrower and any other
Person which may become a Borrower hereunder pursuant to Section 7.12 (together with the Company, the "Borrowers" and each individually a "Borrower"), the financial institutions which are now or which hereafter become a party hereto
(collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL
ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained,
Borrowers, Lenders and Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 ACCOUNTING TERMS.

     All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this
Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any Other Document, and either the Borrowers or the Required Lenders shall so request, Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the
Borrowers shall provide to Agent and the Lenders financial statements and other documents required under this Agreement or any Other Document or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.2. GENERAL TERMS.

     For purposes of this Agreement the following terms shall have the following meanings:

     "Accountants" shall have the meaning set forth in Section 9.6 hereof.

                                        1

     "Acquisition Agreement" shall mean the Stock Purchase Agreement including all exhibits and schedules thereto dated as of May 26, 2005 among Roger Staggs and E. Barry Durham, as sellers, the Company, as buyer, and RS Staffing
Services, Inc., a Georgia corporation.

     "Acquisition Earn-Outs" shall mean (i) the payments due under the Agreement for Sale of Goodwill dated as of November 5, 2004 by and between William Lee
Booth and TeamStaff Rx, Inc. not to exceed $350,000 per year and (ii) the one-time earnout payment due under the Acquisition Agreement not to exceed
$2,000,000.

     "Advances" shall mean and include the Revolving Advances and the Letters of
Credit.

     "Advance Rates" shall mean the Receivables Advance Rate.

     "Affiliate" of any Person shall mean (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or
(iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 15% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

     "Agreement" shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate plus one-quarter (0.25%) of one percent per annum in effect on such day and (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1%.

     "Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No.13224, the USA Patriot Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the
Applicable Laws administered by the United States Treasury Department's Office
of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

     "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

                                        2

     "Applicable Margin" for (i) Revolving Advances that are Eurodollar Rate
Loans, the Eurodollar Rate plus two and three-quarters of one percent (2.75%)
per annum and (ii) Revolving Advances that are Domestic Rate Loans, the
Alternate Base Rate.

     "Appraisal" shall mean an appraisal performed by an appraiser selected by
Agent, in form and substance satisfactory to Agent.

     "Authority" shall have the meaning set forth in Section 4.19(d).

     "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.
This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

     "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

     "Blocked Account Bank" shall have the meaning set forth in Section 4.15(h).

     "Blocked Person" shall have the meaning set forth in Section 5.24(b)
hereof.

     "Borrower"or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

     "Borrowers' Account" shall have the meaning set forth in Section 2.6.

     "Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the President, Chief Financial Officer or
Controller of the Borrowers and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

     "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

     "Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life or more than one year, including the total principal portion of Capitalized Lease Obligations, which in accordance with GAAP, would be classified as capital expenditures.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership

                                        3

interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease Obligation" shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Cash Management Products" shall mean any one or more of the following types of services or facilities extended to any of the Borrowers by Agent, any
Lender or any Affiliate of Agent or a Lender in reliance on Agent's or such
Lender's agreement to indemnify such Affiliate: (i) Automated Clearing House
(ACH) transactions and other similar money transfer services; (ii) cash management, including controlled disbursement and lockbox services; (iii)
establishing and maintaining deposit accounts; and (iv) credit cards or stored value cards.

     "Cash Taxes" shall mean, for any period, federal, state and local taxes of a Person based on income and business activity payable in the actual cash during such period.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

     "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower. For purposes of this definition, "control of any Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

     "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension
Benefit Guaranty Corporation or any environmental agency or superfund), upon the
Collateral, any Borrower or any of its Affiliates.

     "Closing Date" shall mean June 8, 2005 or such other date as may be agreed to by the parties hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                                        4

     "Collateral" shall mean and include:

          (a) all Receivables;

          (b) all Equipment;

          (c) all General Intangibles;

          (d) all Inventory;

          (e) all Investment Property;

          (f) all of each Borrower's right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
     (iii) all additional amounts due to each Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each
     Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) each commercial tort claim in existence as of the date hereof and in which a security interest is hereafter granted to Agent by a Borrower pursuant to the provision of
     Section 4.1 or otherwise; (vii) if and when obtained by any Borrower, all real and personal property of third parties in which any Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

          (g) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c),
     (d), (e) or (f) of this Paragraph;

          (h) all of each Borrower's cash and cash equivalents; and

          (i) all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and
     (h) in whatever form, including, but not limited to: cash, deposit accounts
     (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including

                                        5

     hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Commitment Percentage" shall mean for any Lender party to this Agreement on the Closing Date, the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3, and for any Lender that becomes a party to this
Agreement pursuant to a Commitment Transfer Supplement, the percentage set forth in Schedule 1 to such Commitment Transfer Supplement.

     "Commitment Transfer Supplement" shall mean a document in the form of
Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

     "Company" shall have the meaning set forth in the preamble to this
Agreement.

     "Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) to be signed by the Chief Financial Officer or
Controller of each Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or
Event of Default exists, or if such is not the case, specifying such Default or
Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers'
compliance with the requirements or restrictions imposed by Sections 6.5, 7.4,
7.5, 7.6, 7.7, 7.8 and 7.11.

     "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrowers'
business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization)
for the execution, delivery or performance of this Agreement, the Other
Documents, the Subordinated Loan Documentation, or the Acquisition Agreement,
including any Consents required under all applicable federal, state or other
Applicable Law.

     "Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

     "Consolidated" or "consolidated" with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all of its consolidated Subsidiaries, consolidated in accordance with GAAP.

     "Consolidated EBITDA" shall mean, for any period, for the Company and its consolidated Subsidiaries, the sum of (i) Consolidated Net Income for such period, plus (ii) all Consolidated Interest Expense for such period, plus (iii)
all charges against income for such period for federal, state and local taxes expensed, plus (iv) depreciation expenses for such period, plus (v) amortization expenses for such period,

                                        6

plus (vi) any extraordinary, unusual or non-recurring non-cash expenses or losses (including non-cash losses on sales of assets outside of the Ordinary
Course of Business) during such period, minus (vii) any extraordinary, unusual or non-recurring non-cash income or gains (including gains on the sales of assets outside of the Ordinary Course of Business) during such period, in each case, only to the extent included in the statement of Consolidated Net Income for such period.

     "Consolidated Interest Expense" shall mean for any period interest expense, net of cash interest income, in each case of the Company and its consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated Net Income" shall mean for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the
Company or any of its Subsidiaries, (b) the net income (or deficit) of any
Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any
Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is at the time prohibited by the terms of any agreement to which such Person is a party or by which it or any of its property is bound, any of such Person's organizational documents or other legal proceedings binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Consolidated Net Worth" at a particular date, shall mean (a) the aggregate amount of all assets of each Borrower as may properly be classified as such in accordance with GAAP consistently applied and such other assets as are propertly classified as "intangible assets", less (b) the aggregate amount of all
Indebtedness (exclusive of Indebtedness with respect to the Subordinated Loan
Documentation) of each Borrower.

     "Controlled Group" shall mean, at any time, as to each Borrower and all members of a controlled group of corporations and all trades or businesses
(whether or not incorporated) under common control and all other entities which, together with such Borrower, are treated as a single employer under Section 414 of the Code.

     "Customer" shall mean and include the account debtor with respect to any
Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

     "Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of
Default.

     "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                                        7

     "Defaulting Lender" shall have the meaning set forth in Section 2.21(a)
hereof.

     "Depository Accounts" shall have the meaning set forth in Section 4.15(h)
hereof.

     "Dollar" and the sign "$" shall mean lawful money of the United States of
America.

     "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

     "Domestic Subsidiaries" shall mean, with respect to any Person, any
Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

     "Drawing Date" shall have the meaning set forth in Section 2.10(b) hereof.

     "Early Termination Date" shall have the meaning set forth in Section 13.1 hereof.

     "Eligible Receivables" shall mean and include with respect to each
Borrower, each Receivable of such Borrower arising in the Ordinary Course of
Business and which Agent, in its sole credit judgment, shall deem to be an
Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such
Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no
Receivable shall be an Eligible Receivable if:

          (a) it arises out of a sale made by any Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

          (b) it is due or unpaid more than ninety (90) days after the original invoice date;

          (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in
     Agent's sole credit judgment exercised in good faith, be increased or decreased from time to time;

          (d) any covenant, representation or warranty contained in this
     Agreement with respect to such Receivable has been breached;

          (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition

                                        8

     seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
     (viii) take any action for the purpose of effecting any of the foregoing;

          (f) the sale is to a Customer outside the continental United States of
     America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole credit judgment exercised in good faith;

          (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

          (h) Agent believes, in its sole judgment, that collection of such
     Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

          (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable
     Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section
     3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances; provided, however,
     Lender will make all such Receivables Eligible Receivables without the necessary assignment of right to payment for a period of sixty (60) days following the Closing Date;

          (j) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such
     Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

          (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole credit judgment exercised in good faith, to the extent such Receivable exceeds such limit;

          (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but only as to that portion of the Receivable subject to such offset, deduction, defense, dispute or counterclaim), the
     Customer is also a creditor or supplier of the applicable Borrower (but only as to that portion of the Receivable that does not exceed the amount owed by the applicable Borrower to such creditor or supplier) or the
     Receivable is contingent in any respect or for any reason;

          (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the
     Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                                        9

          (n) any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

          (o) such Receivable is not payable to the applicable Borrower; or

          (p) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in its sole credit judgment exercised in good faith.

     "Environmental Complaint" shall have the meaning set forth in Section
4.19(d) hereof.

     "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Equipment" shall mean and include all of each Borrower's goods (other than
Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the
General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

     "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by
Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if British Banker's
Association or its successor ceases to provide such quotes, a comparable replacement determined by Agent) display page 3750 (or such other display page on the Moneyline Telerate system as may replace display page 3750) two (2)
Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest

                                       10

Period by (ii) a number equal to 1.00 minus the Reserve Percentage. The
Eurodollar Rate may also be expressed by the following formula:

          Average of London interbank offered rates quoted by BBA as shown on
     Eurodollar Rate = Moneyline Telerate Service display page 3750 or appropriate successor
                       ---------------------------------------------------------
                                       1.00 - Reserve Percentage.

     "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

     "Event of Default" shall have the meaning set forth in Article X hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Executive Order No. 13224" shall mean the Executive Order No. 13224 on
Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

     "Federal Funds Effective Rate" for any day shall mean the rate per annum
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds
Effective Rate" as of the date of this Agreement; provided, if such Federal
Reserve Bank (or its successor) does not announce such rate on any day, the
"Federal Funds Effective Rate" for such day shall be the Federal Funds Effective
Rate for the last day on which such rate was announced.

     "Federal Funds Open Rate" shall mean the rate per annum determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the
Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler Corporation, any successor entity thereto, or any other broker selected by Agent, as set forth on the applicable Telerate display page;
provided, however; that if such day is not a Business Day, the Federal Funds
Open Rate for such day shall be the "open" rate on the immediately preceding
Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by Agent in accordance with its usual procedures.

     "Fixed Charge Coverage Ratio" shall mean and include, with respect to the applicable fiscal period, the ratio of (a) Consolidated EBITDA for such period plus any funds received from Zurich in satisfaction of workers' compensation claims to the extent they offset any term loan payments to CNA minus Capital
Expenditures of the Company and its consolidated Subsidiaries made during such fiscal period which are not funded by borrowed money (other than proceeds of
Revolving Advances) minus Cash Taxes paid by the Company and its consolidated
Subsidiaries

                                       11

during such fiscal period to the extent not already accounted for in EBITDA minus any cash dividends or distributions made by the Company during such fiscal period minus consulting fees paid by the Company during such fiscal period to the extent not already accounted for in EBITDA minus Acquisition Earn-Outs to
(b) the sum of all Funded Debt Payments made during such period.

     "Foreign Subsidiary" of any Person, shall mean any Subsidiary of such
Person that is not organized or incorporated in the United States or any State or territory thereof.

     "Formula Amount" shall have the meaning set forth in Section 2.1(a).

     "Funded Debt Payments" shall mean and include, for any period, all cash actually expended by the Borrowers to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to the Subordinated Loan and any other
Indebtedness for borrowed money.

     "GAAP" shall mean generally accepted accounting principles in the United
States of America in effect from time to time.

     "General Intangibles" shall mean and include all of each Borrower's general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Governmental Acts" shall have the meaning set forth in Section 2.15.

     "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

     "Guarantor" shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

     "Guarantor Security Agreement" shall mean any Security Agreement executed by any Guarantor in favor of Agent securing the Guaranty of such Guarantor.

                                       12

     "Guaranty" shall mean any guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of
Lenders.

     "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d)
hereof.

     "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation
Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of
the New York State Environmental Conservation Law or any other applicable
Environmental Law and in the regulations adopted pursuant thereto.

     "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

     "Hedge Liabilities" shall have the meaning provided in the definition of
"Lender-Provided Interest Rate Hedge".

     "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

     "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

     "Intellectual Property" shall mean property constituting under any
Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

     "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise)
that any Borrower's ownership, use, marketing, sale or distribution of any
Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such
Person.

                                       13

     "Interest Period" shall mean the period provided for any Eurodollar Rate
Loan pursuant to Section 2.2(b).

     "Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic
Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

     "Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to
Indebtedness.

     "Inventory" shall mean and include all of each Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Inventory Advance Rate" shall have the meaning set forth in Section
2.1(a)(y)(ii) hereof.

     "Investment Property" shall mean and include all of each Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

     "Issuer" shall mean PNC in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

     "Lender-Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Person (or affiliate of such Person) that was a Lender at the time it entered into such Interest Rate Hedge, whether or not such Person has ceased to be a Lender under this Agreement and with respect to which Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii)
provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of any Borrower to the provider of any Lender-Provided Interest Rate Hedge (the "Hedge
Liabilities") shall be "Obligations" hereunder and otherwise treated as
Obligations for purposes of each of the Other Documents. The Liens securing the
Hedge Liabilities shall be pari passu with the Liens securing all other
Obligations under this Agreement and the Other Documents.

                                       14

     "Letter of Credit Borrowing" shall have the meaning set forth in Section
2.10(d).

     "Letter of Credit Documents" shall mean, with respect to any Letter of
Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

     "Letter of Credit Sublimit" shall mean $0.

     "Letters of Credit" shall mean any letter of credit issued hereunder. A
Letter of Credit may be a standby and/or a trade letter of credit.

     "License Agreement" shall mean any agreement between any Borrower and a
Licensor pursuant to which such Borrower is authorized to use any Intellectual
Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.

     "Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual
Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such
Borrower's business operations.

     "Licensor/Agent Agreement" shall mean an agreement between Agent and a
Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of the applicable Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such
Borrower's default under any License Agreement with such Licensor.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

     "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the

                                       15

premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Collateral.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Borrower, (b) any Borrower's ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof,
(c) the value of the Collateral, or Agent's Liens on the Collateral or the
priority of any such Lien or (d) the practical realization of the benefits of
Agent's and each Lender's rights and remedies under this Agreement and the Other
Documents.

     "Material Contract" shall mean any contract, agreement, permit or license, written or oral, of a Borrower the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Maximum Face Amount" shall mean, with respect to any outstanding Letter of
Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

     "Maximum Revolving Advance Amount" shall mean $7,000,000.

     "Maximum Undrawn Amount" shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of
Credit, whether or not any such automatic increase has become effective.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Sections 3(37) and 4001(a)(3) of ERISA.

     "Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the applicable Borrower or any member of the
Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

     "Note" shall mean the Revolving Credit Note.

     "Obligations" shall mean and include the Advances, any other loans and advances or extensions of credit made or to be made by any Lender to any
Borrower, or to others for any Borrower's account, in each case pursuant to the terms and provisions of this Agreement, together with interest thereon
(including interest which accrues after the commencement of any bankruptcy or similar case, whether or not such post-petition interest is allowed in such case) and, including, without limitation, any reimbursement obligation or indemnity of the Borrowers on account of Letters of Credit and all other obligations in respect of Letters of Credit and all indebtedness, fees, liabilities and obligations that may at any time be owing by any Borrower to any
Lender (or an Affiliate of a Lender) or Agent, in each case pursuant to this
Agreement or any Other Document, whether now in existence or incurred by a
Borrower from time to time hereafter, whether unsecured or secured by pledge of,
Lien upon or security interest in any of a

                                       16

Borrower's assets or property or the assets or property of any other Person, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Agent or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether such
Borrower is liable to such Lender (or an Affiliate of a Lender) for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness owing to any Lender (or an Affiliate of a Lender) by any Borrower under this Agreement and the Other Documents, all liabilities and obligations arising under Lender-Provided Interest Rate Hedges owing from any Borrower to any Lender, or any Affiliate of a Lender (or any
Person that was a Lender or an affiliate of a Lender at the time such
Lender-Provided Interest Rate Hedge was entered into), permitted hereunder, and all liabilities and obligations now or hereafter arising from or in connection with any Cash Management Products.

     "Ordinary Course of Business" shall mean the ordinary course of each
Borrower's business as conducted on the Closing Date.

     "Other Documents" shall mean the Note, the Questionnaire, any Guaranty, any
Guarantor Security Agreement, any Lender-Provided Interest Rate Hedge, any
Letter of Credit Document and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

     "Out-of-Formula Loans" shall have the meaning set forth in Section 15.2(b).

     "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

     "Participant" shall mean each Person who shall be granted the right by any
Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     "Participation Advance" shall have the meaning set forth in Section
2.10(d).

     "Participation Commitment" shall mean each Lender's obligation to buy a participation of the Letters of Credit issued hereunder.

     "Payment Office" shall mean initially Two Tower Center Boulevard, East
Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowers and to each Lender to be the
Payment Office.

                                       17

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

     "Pension Benefit Plan" shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the
Controlled Group for employees of any member of the Controlled Group; or (ii)
has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

     "Permitted Encumbrances" shall mean:

     (a) Liens in favor of Agent for the benefit of Agent and Lenders;

     (b) Liens for Charges not delinquent or being Properly Contested, but only if the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect;

     (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing;

     (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;

     (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;

     (f) Liens arising by virtue of the rendition, entry or issuance against any
Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (i) is in existence for less than twenty (20) consecutive days after it first arises or is being Properly Contested and (ii) is at all times junior in priority to any
Liens in favor of Agent;

     (g) mechanics', workers', materialmen's, carriers', repairmens' or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower;

     (h) Liens securing Permitted Purchase Money Indebtedness, provided that (i)
such Liens shall be created substantially simultaneously with the acquisition of the asset acquired with such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness,
(iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                                       18

     (i) easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the Ordinary Course of Business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business on the property subject to such encumbrances;

     (j) Liens securing Permitted Purchase Money Indebtedness; and

     (k) Liens disclosed on Schedule 1.2.

     "Permitted Purchase Money Indebtedness" shall mean Purchase Money
Indebtedness of the Borrowers which is incurred after the date of this Agreement and which is secured by no Lien or only by a Purchase Money Lien; provided that
(a) the aggregate principal amount of such Purchase Money Indebtedness outstanding at any time shall not exceed $2,500,000 (including any such
Indebtedness on Schedule 7.8), (b) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (c) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.

     "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or
Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section
3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any
Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

     "PNC" shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

     "Pro Forma Balance Sheet" shall have the meaning set forth in Section
5.5(a) hereof.

     "Pro Forma Financial Statements" shall have the meaning set forth in
Section 5.5(b) hereof.

     "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

     "Properly Contested" shall mean, in the case of any Indebtedness of any
Person (including any taxes) that is not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such
Indebtedness will not have

                                       19

a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such
Indebtedness and all penalties, interest and other amounts due in connection therewith.

     "Purchase Money Indebtedness" shall mean and include (i) Indebtedness
(other than the Obligations) of any Borrower for the payment of all or any part of the purchase price of any Equipment, (ii) any Indebtedness (other than the
Obligations) of any Borrower incurred at the time of or within thirty (30) days prior to or one hundred twenty (120) days after the acquisition of any Equipment for the purpose of financing all or any part of the purchase price thereof
(whether by means of a loan agreement, capitalized lease or otherwise), and
(iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

     "Purchase Money Lien" shall mean a Lien upon Equipment which secures
Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the
Purchase Money Indebtedness secured by such Lien and shall not encumber any other property of the Borrowers, and such Lien constitutes a purchase money security interest under the Uniform Commercial Code.

     "Purchasing Lender" shall have the meaning set forth in Section 15.3 hereof.

     "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrowers and delivered to Agent.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.
Sections 6901 et seq., as same may be amended from time to time.

     "Real Property" shall mean all real property owned or leased by any of the
Borrowers and identified on Schedule 4.19 hereto.

     "Receivables" shall mean and include, as to each Borrower, all of such
Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper
(including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                                       20

     "Receivables Advance Rate" shall have the meaning set forth in Section
2.1(a)(y)(i) hereof.

     "Reimbursement Obligation" shall have the meaning set forth in Section
2.10(b) hereof.

     "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

     "Reportable Event" shall mean a reportable event described in Section
4043(b) of ERISA or the regulations promulgated thereunder.

     "Required Lenders" shall mean Lenders holding more than fifty percent (50%)
of the Advances and if no Advances are outstanding shall mean Lenders holding more than fifty percent (50%) of the Commitment Percentage; provided, however, if there are fewer than three (3) Lenders (including any Defaulting Lender),
Required Lenders shall mean all Lenders (other than any Defaulting Lender).

     "Reserve Percentage" shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal
Reserve System (or any successor) for determining the reserve requirements
(including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency
Liabilities".

     "Revolving Advances" shall mean Advances made other than Letters of Credit.

     "Revolving Credit Note" shall mean the promissory note referred to in
Section 2.1(a) hereof.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the
Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall mean Roger Staggs and E. Barry Durham

     "Settlement Date" shall mean the Closing Date and thereafter Wednesday or
Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business
Day.

     "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Note.

     "Subordinated Lender" shall mean Roger Staggs and E. Barry Durham.

                                       21

     "Subordinated Loan" shall mean the loan evidenced by the Subordinated Note.

     "Subordinated Loan Documentation" shall mean the Subordinated Note and any other agreements, instruments or documents related thereto among Borrowers and
Subordinated Lender.

     "Subordinated Note" shall mean the subordinated promissory note issued by
Borrowers in favor of Subordinated Lender dated June 8, 2005 in the principal sum of $3,000,000.

     "Subordination Agreement" shall mean the Subordination Agreement dated June
8, 2005 among Agent, Borrowers and Subordinated Lender.

     "Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such
Person.

     "Term" shall have the meaning set forth in Section 13.1 hereof.

     "Termination Event" shall mean (i) a Reportable Event with respect to any
Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2)
of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of
ERISA for the termination of, or the appointment of a trustee to administer, any
Plan or Multiemployer Plan, or (b) that may result in termination of a
Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "Toxic Substance" shall mean and include any material present on the Real
Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA),
15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable
Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

     "Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B,
Chapter V, as amended) and any enabling legislation or executive order relating thereto.

     "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                                       22

     "Transferee" shall have the meaning set forth in Section 15.3(c) hereof.

     "Undrawn Availability" at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance
Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii)
all amounts due and owing to each Borrower's trade creditors which are outstanding more than sixty (60) days after their due date, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

     "Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.

     "USA Patriot Act" shall mean the Uniting and Strengthening America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     1.3. UNIFORM COMMERCIAL CODE TERMS.

     All terms used herein and defined in the Uniform Commercial Code as adopted in the State of North Carolina from time to time (the "Uniform Commercial Code")
shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper", "instruments",
"general intangibles", "payment intangibles", "supporting obligations",
"securities", "investment property", "documents", "deposit accounts",
"software", "letter of credit rights", "inventory", "equipment" and "fixtures", as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.4. CERTAIN MATTERS OF CONSTRUCTION.

     The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and
Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                       23

Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of
Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this
Agreement or any of the Other Documents as having been created in favor of
Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase
"to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other
Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of any Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

                                   ARTICLE II

                               ADVANCES, PAYMENTS

     2.1. (A) REVOLVING ADVANCES.

     Subject to the terms and conditions set forth in this Agreement including
Section 2.1(b), each Lender, severally and not jointly, will make Revolving
Advances to Borrowers in aggregate amounts such that such Lender's Commitment
Percentage of all outstanding Revolving Advances plus such Lender's Commitment
Percentage of all outstanding Letters of Credit shall not exceed its Commitment
Percentage of the lesser of (x) the Maximum Revolving Advance

                                       24

Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of
Credit or (y) an amount equal to the sum of:

          (i) up to 85%, subject to the provisions of Section 2.1(b) hereof
     ("Receivables Advance Rate"), of Eligible Receivables, minus

          (ii) such reserves as Agent may reasonably deem proper and necessary from time to time.

     The amount derived from the sum of (w) Section 2.1(a)(y)(i) minus (z)
Section 2.1 (a)(y)(ii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note")
substantially in the form attached hereto as Exhibit 2.1(a).

     (B) DISCRETIONARY RIGHTS.

     The Advance Rates may be increased or decreased by Agent at any time and from time to time in its sole judgment exercised in good faith. Borrowers consent to any such increases or decreases and acknowledges that decreasing the
Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowers.

     2.2. PROCEDURE FOR REVOLVING ADVANCES BORROWING.

     (a) Borrowers may notify Agent prior to 10:00 a.m. (New York time) on a
Business Day of Borrowers' request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or
Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

     (b) Notwithstanding the provisions of subsection (a) above, in the event
Borrowers desire to obtain a Eurodollar Rate Loan, Borrowers shall give Agent written notice by no later than 10:00 a.m. on the day which is three (3)
Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business
Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in an aggregate principal amount that is not less than $500,000 and at an integral multiples of $100,000, in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an
Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding
Business Day. No Eurodollar Rate Loan shall be made available to Borrowers during the continuance of a Default or an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including

                                       25

those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

     (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowers may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest
Period shall end after the last day of the Term.

     Borrowers shall elect the initial Interest Period applicable to a
Eurodollar Rate Loan by their notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section
2.2(d), as the case may be. Borrowers shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. (New York time) on the day which is three (3)
Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowers, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d)
hereinbelow.

     (d) On the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to
Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar
Rate Loan shall be made only on the last Business Day of the then current
Interest Period applicable to such Eurodollar Rate Loan and any conversion to a
Eurodollar Rate Loan may only be done if no Event of Default has occurred and is continuing. If Borrowers desire to convert a loan, Borrowers shall give Agent written notice by no later than 10:00 a.m. (New York time) (i) on the day which is three (3) Business Days' prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar
Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar
Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic
Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

     (e) At their option and upon written notice given prior to 10:00 a.m. (New
York time) at least three (3) Business Days' prior to the date of such prepayment, Borrowers may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Borrowers shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

     (f) Borrowers shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrowers in the

                                       26

payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.
A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowers shall be conclusive absent manifest error.

     (g) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar
Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar
Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate
Loans into loans of another type. If any such payment or conversion of any
Eurodollar Rate Loan is made on a day that is not the last day of the Interest
Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon
Agent's request, such amount or amounts as may be necessary to compensate
Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including
(but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate
Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowers shall be conclusive absent manifest error.

     (h) The Borrowers' obligations and the indemnifications under this Section
2.2 shall survive the termination of this Agreement.

     2.3. DISBURSEMENT OF ADVANCE PROCEEDS.

     All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on
Agent's books. During the Term, Borrowers may use the Revolving Advances by
borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such
Revolving Advances, be made available to Borrowers on the day so requested by way of credit to Borrowers' operating account at PNC, or such other bank as
Borrowers may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to
Revolving Advances deemed to have been requested by Borrowers, be disbursed to
Agent to be applied to the outstanding Obligations giving rise to such deemed request.

                                       27

     2.4. REPAYMENT OF ADVANCES.

     (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

     (b) Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Days after (i) the
Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account.
Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge
Borrowers' Account for the amount of any item of payment which is returned to
Agent unpaid.

     (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the
Payment Office not later than 1:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers'
Account or by making Advances as provided in Section 2.2 hereof.

     (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.5. REPAYMENT OF EXCESS ADVANCES.

     The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.6. STATEMENT OF ACCOUNT.

     Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by
Agent to record the date and amount of any Advance shall not adversely affect
Agent or any Lender. Each month, Agent shall send to Borrowers a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions among Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between
Lenders and Borrowers unless Agent receives a

                                       28

written statement of Borrowers' specific exceptions thereto within thirty (30)
days after such statement is received by Borrowers. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.7. LETTERS OF CREDIT.

     Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of standby and/or trade Letters of Credit for the account of
Borrowers; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the
Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The
Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.

     2.8. ISSUANCE OF LETTERS OF CREDIT.

     (a) Borrowers may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent, at the Payment Office, prior to 10:00 a.m.
(New York time), at least five (5) Business Days' prior to the proposed date of issuance, Agent's form of Letter of Credit Application (the "Letter of Credit
Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowers also have the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

     (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twenty-four (24) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and
Practice for Documentary Credits (1993 Revision), International Chamber of
Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer ("UCP 500") or the International Standby Practices
(ISP98-International Chamber of Commerce Publication Number 590) ("ISP98
Rules"), as determined by Agent, and each trade Letter of Credit shall be subject to UCP 500.

                                       29

     2.9. REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

     (a) Borrowers hereby authorize and direct any Issuer to name Borrowers as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the
Issuer of any Letter of Credit, Borrowers hereby authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

     (b) In connection with all Letters of Credit issued or caused to be issued by PNC under this Agreement, each Borrower hereby appoints PNC, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptance, (ii) to sign such
Borrower's name on bills of lading; (iii) to clear Inventory through the United
States of America Customs Department ("Customs") in the name of such Borrower or
PNC or PNC's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or PNC's, or in the name of PNC's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither PNC nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for PNC's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     2.10. DISBURSEMENTS, REIMBURSEMENT.

     (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Commitment Percentage of the
Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

     (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowers.
Provided that it shall have received such notice, Borrowers shall reimburse
(such obligation to reimburse Agent shall sometimes be referred to as a
"Reimbursement Obligation") Agent prior to 12:00 Noon, New York time on each date that an amount is paid by Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Agent. In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon, New York time, on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Domestic Rate Loan be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to Section 8.2 hereof. Any notice given by Agent pursuant to this Section 2.10(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                                       30

     (c) Each Lender shall upon any notice pursuant to Section 2.10(b) make available to Agent an amount in immediately available funds equal to its
Commitment Percentage of the amount of the drawing, whereupon the participating
Lenders shall (subject to Section 2.10(d)) each be deemed to have made a
Domestic Rate Loan to Borrowers in that amount. If any Lender so notified fails to make available to Agent the amount of such Lender's Commitment Percentage of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the
Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Open Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Domestic Rate Loans on and after the fourth day following the
Drawing Date. Agent will promptly give notice of the occurrence of the Drawing
Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.10(c), provided that such Lender shall not be obligated to pay interest as provided in Section
2.10(c) (i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.

     (d) With respect to any unreimbursed drawing that is not converted into a
Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section
2.10(b), because of Borrowers' failure to satisfy the conditions set forth in
Section 8.2 (other than any notice requirements) or for any other reason,
Borrowers shall be deemed to have incurred from Agent a borrowing (each a
"Letter of Credit Borrowing") in the amount of such drawing. Such Letter of
Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Domestic Rate Loan.
Each Lender's payment to Agent pursuant to Section 2.10(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment under this Section 2.10.

     (e) Each Lender's Participation Commitment shall continue until the last to occur of any of the following events: (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all
Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

     2.11. REPAYMENT OF PARTICIPATION ADVANCES.

     (a) Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by Agent under the Letter of Credit with respect to which any Lender has made a
Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender's
Commitment Percentage of such funds, except Agent shall retain the amount of the
Commitment Percentage of such funds of any Lender that did not make a
Participation Advance in respect of such payment by Agent.

                                       31

     (b) If Agent is required at any time to return to Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to
Section 2.11(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by
Agent plus interest at the Federal Funds Effective Rate.

     2.12. DOCUMENTATION.

     Borrowers agree to be bound by the terms of the Letter of Credit
Application and by Agent's interpretations of any Letter of Credit issued for
Borrowers' account and by Agent's written regulations and customary practices relating to letters of credit, though Agent's interpretations may be different from Borrowers' own. In the event of a conflict between the Letter of Credit
Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct,
Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowers' instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

     2.13. DETERMINATION TO HONOR DRAWING REQUEST.

     In determining whether to honor any request for drawing under any Letter of
Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

     2.14. NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

     Each Lender's obligation in accordance with this Agreement to make the
Revolving Advances or Participation Advances as a result of a drawing under a
Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section
2.14 under all circumstances, including the following circumstances:

          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Borrower or any other Person for any reason whatsoever;

          (ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a
     Letter of Credit Borrowing and the obligation of the Lenders to make
     Participation Advances under Section 2.10;

                                       32

          (iii) any lack of validity or enforceability of any Letter of Credit;

          (iv) any claim of breach of warranty that might be made by any
     Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of any Borrower and the
     beneficiary for which any Letter of Credit was procured);

          (v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if
     Agent or any of Agent's Affiliates has been notified thereof;

          (vi) payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

          (viii) any failure by Agent or any of Agent's Affiliates to issue any
     Letter of Credit in the form requested by Borrowers, unless Agent has received written notice from Borrowers of such failure within three (3)
     Business Days after Agent shall have furnished Borrowers a copy of such
     Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

          (ix) any Material Adverse Effect on any Borrower or any Guarantor;

          (x) any breach of this Agreement or any Other Document by any party thereto;

          (xi) the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

          (xii) the fact that a Default or Event of Default shall have occurred and be continuing;

                                       33

          (xiii) the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

          (xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     2.15 INDEMNITY.

     In addition to amounts payable as provided in Section 15.5, the Borrowers hereby agree to protect, indemnify, pay and save harmless Agent and any of
Agent's Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel)
which Agent or any of Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called "Governmental Acts"). The foregoing obligations and the indemnifications hereunder shall survive the termination of this Agreement.

     2.16. LIABILITY FOR ACTS AND OMISSIONS.

     As between Borrowers and Agent and Lenders, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of
Credit, or any such transferee, or any dispute between or among Borrowers and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any

                                       34

consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Agent or Agent's
Affiliates be liable to the Borrowers for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

     Without limiting the generality of the foregoing, Agent and each of its
Affiliates (i) may rely on any oral or other communication believed in good faith by Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such
Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such
Letter of Credit.

     In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence, shall not put Agent under any resulting liability to Borrowers or any Lender.

     2.17. ADDITIONAL PAYMENTS.

     Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other
Document including Borrowers' obligations under Sections 4.2, 4.4, 4.12, 4.13,
4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

                                       35

     2.18. MANNER OF BORROWING AND PAYMENT.

     (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

     (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the
Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00
P.M., New York time, in Dollars and in immediately available funds.

     (c) (i) Notwithstanding anything to the contrary contained in Sections
2.19(a) and (b) hereof, commencing with the first Business Day following the
Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrowers on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New
York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each
Lender shall provide Agent with funds in an amount equal to its applicable
Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each
Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

          (ii) Each Lender shall be entitled to earn interest at the applicable
     Interest Rate on outstanding Advances which it has funded.

          (iii) Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

     (d) If any Lender or Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's
Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such

                                       36

Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another
Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to
Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender.
If such amount is made available to Agent on a date after such next Settlement
Date, such Lender shall pay to Agent on demand an amount equal to the product of
(i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii)
the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph
(e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving
Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect
Borrowers' rights (if any) against such Lender.

     2.19. MANDATORY PREPAYMENTS.

     Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of
Business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied in such order as Agent may determine, subject to Borrowers' ability to reborrow
Revolving Advances in accordance with the terms hereof.

     2.20. USE OF PROCEEDS.

     (a) Borrowers shall apply the proceeds of Advances to (i) repay existing
Indebtedness of the Borrowers, (ii) partially fund the purchase price under the
Acquisition Agreement, (iii) pay fees and expenses relating to this transaction,
(iv) provide for their working capital needs and reimburse drawings under
Letters of Credit and (v) for other general corporate purposes of the Borrowers.

                                       37

     (b) Without limiting the generality of Section 2.20(a) above, neither the
Borrowers nor any other Person which may in the future become party to this
Agreement or the Other Documents as Borrower, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

     2.21. DEFAULTING LENDER.

     (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any
Advance or (y) notifies either Agent or Borrowers that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement)
(each, a "Lender Default"), all rights and obligations hereunder of such Lender
(a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.21 while such Lender Default remains in effect.

     (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting
Lenders") which are not Defaulting Lenders based on their respective Commitment
Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each
Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting
Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all
Advances then outstanding.

     (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this
Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required
Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have
Advances outstanding. Notwithstanding the foregoing, any Defaulting Lenders shall be entitled to vote on any matter increasing such Defaulting Lender's
Commitment Percentage or maximum dollar commitment.

     (d) Other than as expressly set forth in this Section 2.21, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent)
and the other parties hereto shall remain unchanged. Nothing in this Section
2.21 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                                       38

     (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting
Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

     2.22. REMOVAL OF LENDERS.

     The Borrowers shall be permitted to replace with a replacement financial institution (i) any Lender that requests reimbursement for amounts owing or payments of additional amounts pursuant to Section 3.7 or 3.10; (ii) any
Defaulting Lender; or (iii) any Lender (other than PNC Bank, National
Association) that fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any
Other Document that requires the unanimous approval of all of the Lenders, the approval of all of the Lenders affected thereby or the approval of a class of
Lenders, in each case in accordance with the terms of Section 15.2, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (A)
such replacement does not conflict with any applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental
Body, (B) except with respect to clause (iii) above, no Event of Default shall have occurred and be continuing at the time of such replacement, (C) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement,
(D) with respect to clause (iii) above, the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (E) the Borrowers shall be liable to such replaced Lender under Section
2.2 and 2.4 if any Eurodollar Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(F) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.3(c) (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (G) until such time as such replacement shall be consummated, the
Borrowers shall pay to the replaced Lender all additional amounts (if any)
required pursuant to Sections 3.7 or 3.10, as the case may be, (H) in the case of clause (iii) above, the Borrowers provide at least three (3) Business Days'
prior notice to such replaced Lender, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, Agent or any other
Lender shall have against the replaced Lender. In the event any replaced Lender fails to execute the agreements required under Section 15.3 in connection with an assignment pursuant to this Section 2.22, the Borrowers may, upon two (2)
Business Days' prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender. A Lender shall not be required to be replaced if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such replacement cease to apply.

                                       39

                                   ARTICLE III

                                INTEREST AND FEES

     3.1. INTEREST.

     Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate
Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an
Interest Period in excess of three months, at the earlier of (a) each three months from the commencement of such Eurodollar Rate Loan or (b) the end of the
Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the applicable Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Interest Rate for
Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Notwithstanding the foregoing, Agent acknowledges that it will give Borrowers notice of such change in the Alternate Base Rate, however such notice may be given after the change is in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate
Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Interest Rate plus two (2%) percent per annum
(the "Default Rate").

     3.2. LETTER OF CREDIT FEES.

     (a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Eurodollar Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each fiscal quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one quarter of one percent (0.25%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of
Credit and all fees and expenses as agreed upon by the Issuer and the Borrowers in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of
Credit and Acceptance Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the
Issuer's prevailing charges for that type of transaction. All Letter of Credit
Fees and Acceptance Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any
Letters of Credit which Agent

                                       40

agrees to allow to remain outstanding after the termination of this Agreement will be cash collateralized in an amount equal to one hundred and five percent
(105%) of the amount thereof in the manner described above.

     On demand, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrowers hereby irrevocably authorizes Agent, in its discretion, on Borrowers' behalf and in
Borrowers' names, to open such an account and to make and maintain deposits therein, or in an account opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into any Lender's possession at any time.
Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrowers mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrowers may not withdraw amounts credited to any such account except upon the occurrence of all of the following:
payment and performance in full of all Obligations, the termination of this
Agreement and the expiration of all Letters of Credit.

     3.3. FEES.

     (A) CLOSING FEE.

     Upon the execution of this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders a closing fee of $35,000 less that portion of the commitment fee of $10,000 and that portion of the deposit fee of $30,000 heretofore paid by Borrowers to Agent remaining after application of such fee to out of pocket expenses.

     (B) FACILITY FEE.

     Borrowers shall pay to Agent a fee for the ratable benefit of Lenders in an amount equal to one-quarter of one percent (0.25%) per annum multiplied by the amount by which the Maximum Revolving Advance Amount exceeds the average daily unpaid balance of the Revolving Advances plus the aggregate amount of any outstanding Letters of Credit that are available to be drawn during each calendar quarter. Such fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

     3.4. COLLATERAL FEES.

     (A) COLLATERAL MANAGEMENT FEE.

     Borrowers shall pay Agent a collateral management fee equal to $500 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral management fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                                       41

     (B) COLLATERAL MONITORING FEE.

     Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for
Agent's benefit - a collateral monitoring fee in an amount equal to $750 per day for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis.

     3.5. COMPUTATION OF INTEREST AND FEES.

     Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Interest Rate for Domestic Rate Loans during such extension.

     3.6. MAXIMUM CHARGES.

     In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.7. INCREASED COSTS.

     (a) In the event that any Applicable Law, treaty or governmental regulation, or any change therein, or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term
"Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any
Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (i) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of,

                                       42

     advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (iii) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other
     Document;

and the result of any of the foregoing is to increase the cost to Agent or any
Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the
Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the
Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

     (b) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender and delivered to the Borrowers shall be conclusive absent manifest error.

     (c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.7 shall not constitute a waiver of such Lender's right to demand such compensation.

     3.8. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.

     In the event that Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate
     Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar
     Rate Loan,

then Agent shall give Borrowers prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested
Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowers shall notify Agent no later than 10:00 a.m. (New York City time) two (2)
Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar
Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar
Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (New York

                                       43

City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic
Rate Loan, or, if Borrowers shall notify Agent, no later than 10:00 a.m. (New
York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last
Business Day of the then current Interest Period for such affected Eurodollar
Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate
Loan into an affected type of Eurodollar Rate Loan.

     3.9. CAPITAL ADEQUACY.

     (a) In the event that Agent or any Lender shall have determined that any
Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender
(for purposes of this Section 3.9, the term "Lender" shall include Agent or any
Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to
Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.

     (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

     (c) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.9 shall not constitute a waiver of such Lender's right to demand such compensation.

     3.10. GROSS UP FOR TAXES.

     If Borrowers shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the
Other Documents to Agent,

                                       44

or any Lender, assignee of any Lender, or Participant (each, individually, a
"Payee" and collectively, the "Payees"), (a) the sum payable to such Payee or
Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or
Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the "Gross-Up Payment"), (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Notwithstanding the foregoing,
Borrowers shall not be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11 hereof.

     3.11. WITHHOLDING TAX EXEMPTION.

     (a) Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowers and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section
1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate"
means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or
(3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

     (b) Each Payee required to deliver to Borrowers and Agent a valid
Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows: (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by Borrowers hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding
Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowers and
Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or
Agent.

     (c) Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section
3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed

                                       45

upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further,
Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code.

     3.12. SURVIVAL OF OBLIGATIONS.

     The Borrowers' obligations and the indemnifications under this Article III shall survive the termination of this Agreement.

                                   ARTICLE IV

                            COLLATERAL: GENERAL TERMS

     4.1. SECURITY INTEREST IN THE COLLATERAL.

     To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, each Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

     4.2. PERFECTION OF SECURITY INTEREST.

     Borrowers shall take all action that may be necessary or desirable, or that
Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and Lien on the
Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien
Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the
Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and Lien under the Uniform Commercial Code or other Applicable
Law. Agent is hereby authorized to file financing statements in accordance with the Uniform Commercial Code as required by

                                       46

Applicable Law from time to time. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein and which may describe the Collateral as "all assets" or "all personal property"). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a
Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at
Agent's option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

     4.3. DISPOSITION OF COLLATERAL.

     Borrowers will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business and (b) the
disposition or transfer of obsolete and worn-out Equipment in the Ordinary
Course of Business during any fiscal year having an aggregate fair market value of not more than $300,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to
Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.21.

     4.4. PRESERVATION OF COLLATERAL.

     Following the occurrence of a Default or Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b)
may employ and maintain at any of each Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the
Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the
Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of each Borrower's owned or leased property. Borrowers shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving
Advance and added to the Obligations.

     4.5. OWNERSHIP OF COLLATERAL.

     (a) With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (i) the applicable Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the
Collateral shall be free and clear of all Liens and encumbrances whatsoever;
(ii) each

                                       47

document and agreement executed by any Borrower or delivered to Agent or any
Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of such Borrower that appear on such documents and agreements shall be genuine and such Borrower shall have full capacity to execute same; and (iv) Borrowers' Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and Equipment to the
extent permitted in Section 4.3 hereof.

     (b) (i) There is no location at which Borrowers have any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which
Inventory of any Borrowers is stored and each warehouseman, bailee or other third party in possession of any of the Borrowers' Inventory or Equipment; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named
Person or to a named Person and such named Person's assigns; (iii) Schedule 4.5 sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each
Borrower; and (iv) Schedule 4.5 sets forth a correct and complete list as of the
Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

     4.6. DEFENSE OF AGENT'S AND LENDERS' INTERESTS.

     Until (a) payment and performance in full of all of the Obligations and (b)
termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without
Agent's prior written consent, pledge, sell (except Inventory in the Ordinary
Course of Business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrowers shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral,
Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform
Commercial Code or other Applicable Law. Borrowers shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which
Agent holds a security interest to deliver same to Agent and/or subject to
Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

                                       48

     4.7. BOOKS AND RECORDS.

     Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs which books and records shall be kept at each Borrower's principal place of business; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by such Borrower.

     4.8. FINANCIAL DISCLOSURE.

     Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all Governmental
Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however,
Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

     4.9. COMPLIANCE WITH LAWS.

     Each Borrower shall comply with all Applicable Laws with respect to the
Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material
Adverse Effect. The assets of such Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of such Borrower so that such insurance shall remain in full force and effect.

     4.10. INSPECTION OF PREMISES; APPRAISALS.

     At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each
Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of such Borrower's business. Agent, any
Lender and their agents may enter upon any of such Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business and discussing the affairs, finances and business of such Borrower with any officers and directors of such Borrower or with the

                                       49

Accountants. At the sole cost of the Borrowers, Agent will conduct no more than four field examinations per year in the absence of a Default, but reserves the right, in its reasonable credit judgment exercised in good faith, to conduct additional field examinations and Appraisals (whether real estate Appraisals,
Appraisals of Inventory or Appraisals of Equipment) at the Borrowers' expense upon reasonable notice to the Company.

     4.11. INSURANCE.

     The assets and properties of each Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Borrower so that such insurance shall remain in full force and effect. Borrowers shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.
At Borrowers' own cost and expense in amounts and with carriers acceptable to
Agent, Borrowers shall (a) keep all their insurable properties and properties in which any Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrowers' including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrowers insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c)
maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any Borrower is engaged in business; (e)
furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by
Agent and Borrowers to make payment for such loss to Agent and not to such
Borrowers and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrowers and Agent jointly, Agent may endorse
Borrowers' names thereon and do such other things as Agent may deem advisable to reduce the same to cash. If any payment for such loss is made to a Borrower and not Agent, such Borrower shall turn over such payment to Agent. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as
Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand.

                                       50

     4.12. FAILURE TO PAY INSURANCE.

     If Borrowers fail to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrowers, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13. PAYMENT OF TAXES.

     Borrowers will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon any Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes except for taxes being Properly Contested. If any tax by any Governmental Body
is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any
Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and
Borrowers hereby indemnify and hold Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance and added to the
Obligations and, until Borrowers shall furnish Agent with an indemnity therefor
(or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

     4.14. PAYMENT OF LEASEHOLD OBLIGATIONS.

     Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

     4.15. RECEIVABLES.

     (A) NATURE OF RECEIVABLES.

     Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Borrower, or work, labor or services theretofore rendered by such
Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with such Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by such Borrower to Agent.

                                       51

     (B) SOLVENCY OF CUSTOMERS.

     Each Customer, to the best of the applicable Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all
Receivables on which the Customer is obligated in full when due or with respect to such Customers of such Borrower who is not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

     (C) LOCATION OF BORROWERS.

     Each Borrower's chief executive office is located at the address set forth on Schedule 4.5. Until written notice is given to Agent by the applicable
Borrower of any other office at which such Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

     (D) COLLECTION OF RECEIVABLES.

     Until Borrowers' authority to do so is terminated by Agent (which notice
Agent may give at any time following the occurrence of an Event of Default or a
Default or when Agent in its sole credit judgment exercised in good faith deems it to be in Lenders' best interest to do so), Borrowers will, at Borrowers' sole cost and expense, but on Agent's behalf and for Agent's account, collect as
Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrowers' fund or use the same except to pay Obligations. Borrowers shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

     (E) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES.

     At any time following the occurrence of an Event of Default or a Default,
Agent shall have the right to send notice of the assignment of, and Agent's security interest in and Lien on, the Receivables to any and all Customers or
any third party holding or otherwise concerned with any of the Collateral.
Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the
Obligations.

     (F) POWER OF AGENT TO ACT ON BORROWERS' BEHALF.

     After the occurrence of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i)
to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money

                                       52

orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the
Receivables by legal proceedings or otherwise; (vii) to exercise all of such
Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer;
(xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the
Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Borrower.

     (G) NO LIABILITY.

     Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from Borrowers, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrowers, all without discharging or in any way affecting
Borrowers' liability hereunder.

     (H) ESTABLISHMENT OF A CASH MANAGEMENT SYSTEM.

     All proceeds of Collateral shall be deposited by Borrowers into either (i)
a lockbox account, dominion account or such other "blocked account" ("Blocked
Accounts") established at a bank or banks (each such bank, a "Blocked Account
Bank") pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowers and be acceptable to Agent or (ii) depository accounts
("Depository Accounts") established at Agent for the deposit of such proceeds.
Borrowers, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at

                                       53

said Blocked Account Bank or by wire transfer to appropriate account(s) of
Agent. All funds deposited in such Blocked Accounts shall immediately become the property of Agent and Borrowers shall obtain the agreement by such Blocked
Account Bank to waive any offset rights against the funds so deposited. Neither
Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. All deposit accounts and investment accounts of any Borrower and its Subsidiaries are set forth on Schedule 4.15(h).

     (I) ADJUSTMENTS.

     Borrowers will not, without Agent's consent, compromise or adjust any
Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrowers.

     4.16. INVENTORY.

     To the extent Inventory held for sale or lease has been produced by any
Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17. MAINTENANCE OF EQUIPMENT.

     The Equipment shall be maintained in good operating condition and repair
(reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the
Equipment shall be maintained and preserved. Borrowers shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrowers shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

     4.18. EXCULPATION OF LIABILITY.

     Nothing herein contained shall be construed to constitute Agent or any
Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

     4.19. ENVIRONMENTAL MATTERS.

     (a) Borrowers shall ensure that the Real Property owned or leased by
Borrower remains in compliance with all Environmental Laws and they shall not place or permit to be

                                       54

placed any Hazardous Substances on any Real Property except as permitted by
Applicable Law or appropriate governmental authorities.

     (b) Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

     (c) Borrowers shall (i) employ in connection with the use of the Real
Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.
Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by any Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

     (d) In the event any Borrower obtains, gives or receives notice of any
Release or threat of Release of a reportable quantity of any Hazardous
Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous
Discharge or violation of Environmental Laws affecting the Real Property or such
Borrower's interest therein (any of the foregoing is referred to herein as an
"Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection
Agency (any such person or entity hereinafter the "Authority"), then such
Borrower shall, within five (5) Business Days, give written notice of same to
Agent detailing facts and circumstances of which such Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

     (e) Each Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of
Hazardous Substances at any other site owned, operated or used by such Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Borrower and the Authority regarding such claims to
Agent until the claim is settled. Each Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real
Property that such Borrower is required to file under any Environmental Laws.
Such information is to be provided solely to allow Agent to protect Agent's security interest in and Lien on the Real Property and the Collateral.

     (f) Borrowers shall respond promptly to any Hazardous Discharge or
Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to

                                       55

avoid subjecting the Collateral or Real Property to any Lien. If Borrowers shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint
or Borrowers shall fail to comply with any of the requirements of any
Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral:
(A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the
Liens created by the terms of this Agreement or any other agreement between
Agent, any Lender and any Borrower.

     (g) Promptly upon the written request of Agent from time to time, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any
Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous
Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to
Agent to secure payment of these costs and expenses.

     (h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent,
Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or
Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any
Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous
Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

     (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of any Borrower's right, title and interest in and to its owned and leased premises.

                                       56

     4.20. FINANCING STATEMENTS.

     Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

     4.21. VOTING RIGHTS IN RESPECT OF SUBSIDIARY STOCK.

     (a) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Borrower may exercise any and all voting and other consensual rights pertaining to the Subsidiary Stock of such Borrower or any part thereof for any purpose not inconsistent with the terms of this
Agreement; and

     (b) Upon the occurrence and during the continuance of an Event of Default and following written notice by Agent, all rights of a Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (a) of this Section shall cease and all such rights shall thereupon become vested in Agent which shall then have the sole right to exercise such voting and other consensual rights.

     4.22. DIVIDEND AND DISTRIBUTION RIGHTS IN RESPECT OF SUBSIDIARY SHARES.

     (a) So long as no Event of Default shall have occurred and be continuing, each Borrower may receive and retain any and all dividends (other than stock or ownership interest dividends and other dividends constituting Subsidiary Stock which are addressed herein), distributions or interest paid in respect of the
Subsidiary Stock to the extent they are allowed under this Agreement.

     (b) Upon the occurrence and during the continuation of an Event of Default:

          (A) all rights of a Borrower to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (a) of this Section shall cease and all such rights shall thereupon be vested in Agent which shall then have the sole right to receive and hold as Subsidiary Stock such dividends, distributions and interest payments; and

          (B) all dividends, distributions and interest payments which are received by a Borrower contrary to the provisions of clause (A) of this paragraph (b) shall be received in trust for the benefit of Agent, shall be segregated from other property or funds of such Borrower, and shall be forthwith paid over to Agent as Subsidiary Stock in the exact form received, to be held by Agent as Subsidiary Stock and as further collateral security for the Obligations.

                                       57

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Borrowers represent and warrant as follows:

     5.1. AUTHORITY.

     Borrowers have full power, authority and legal right to enter into this
Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement, the Subordination Agreement and the
Other Documents have been duly executed and delivered by Borrowers, and this
Agreement, the Subordination Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrowers enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the
Other Documents (a) are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of each Borrower's by-laws, certificate of incorporation or other applicable documents relating to each Borrower's formation or to the conduct of each Borrower's business or of any material agreement or undertaking to which each Borrower is a party or by which each Borrower is bound, including the
Subordinated Loan Documentation, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c)
will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any
Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound, including under the provisions of the Subordinated Loan Documentation.

     5.2. FORMATION AND QUALIFICATION.

     (a) Borrowers are duly incorporated and in good standing under the laws of the states indicated on Schedule 5.2(a) and are qualified to do business and is in good standing in the states indicated on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrowers to conduct their business and own their property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.
Borrowers have delivered to Agent true and complete copies of their certificate of incorporation and by law, and certificate of formation and operating agreement (as applicable) and will promptly notify Agent of any amendment or changes thereto.

     (b) As of the Closing Date, the only Subsidiaries of the Company are listed on Schedule 5.2(b). As of the Closing Date, the Persons identified on Schedule
5.2(b) are the record and beneficial owners of all of the shares of Capital
Stock of each of the Persons listed on

                                       58

Schedule 5.2(b) as being owned by thereby, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such
Persons are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Capital Stock of any such Person, and there are no contracts, commitments, understandings or arrangements by which any such Person is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares. All of the shares owned by the
Borrowers are owned free and clear of any Liens other than Permitted
Encumbrances.

     5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties of each Borrower contained in this
Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4. TAX RETURNS.

     Each Borrower's federal tax identification number is set forth on Schedule
5.4. Borrowers have filed all federal, state and local tax returns and other reports they are required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable (other than taxes, assessments, fees and other governmental charges that are being Properly
Contested). The provision for taxes on the books of Borrowers are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrowers have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

     5.5. FINANCIAL STATEMENTS.

     (a) The pro forma balance sheet of Borrowers (the "Pro Forma Balance
Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by the Subordinated Loan Documentation and under this
Agreement (collectively, the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrowers as of the
Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the
President and Chief Financial Officer of Borrowers. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, consistently applied, except as may be disclosed in such financial statements.

     (b) The twelve-month cash flow projections of Borrowers and their projected balance sheets as of the Closing Date (and income statements), copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the
Chief Financial Officer of Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect
Borrowers' judgment based on present circumstances of the most likely set of

                                       59

conditions and course of action for the projected period. The cash flow
Projections together with the Pro Forma Balance Sheet, are referred to as the
"Pro Forma Financial Statements".

     (c) The consolidated and consolidating balance sheets of Borrowers, their
Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of March 31, 2005, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrowers and their Subsidiaries at such date and the results of their operations for such period. Since March 31, 2005 there has been no change in the condition, financial or otherwise, of Borrowers or their Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers their Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

     5.6. ENTITY NAME AND LOCATIONS.

     No Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on
Schedule 5.6, nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7. O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

     (a) Except as set forth on Schedule 5.7, Borrowers have duly complied with, and their facilities, business, assets, property, leaseholds, Real Property and
Equipment are in compliance in all material respects with, the provisions of the
Federal Occupational Safety and Health Act, the Environmental Protection Act,
RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

     (b) Borrowers have been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

     (c) Except as set forth on Schedule 5.7, (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as
"Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property [or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any
Borrower has ever been used as a treatment, storage or disposal facility of
Hazardous Waste; and (iv) no Hazardous Substances are present on the Real
Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable

                                       60

manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

     5.8. SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

     (a) Each Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

     (b) Except as disclosed in Schedule 5.8(b), no Borrower has (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) liabilities or indebtedness for borrowed money other than the Obligations.

     (c) No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal.

     (d) No Borrower or any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. (i)
no Plan has incurred any "accumulated funding deficiency," as defined in Section
302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan;
(ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue
Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code;
(iii) no Borrower or any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of
ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower or any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) no
Borrower or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) no Borrower or any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan

                                       61

which is subject to ERISA; (ix) each Borrower and each member of the Controlled
Group has made all contributions due and payable with respect to each Plan; (x)
there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled
Group; (xii) no Borrower or any member of the Controlled Group maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any
Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan
Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(221) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

     5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES.

     All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by the applicable Borrower and all trade secrets used by such Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.
With respect to all software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9.

     5.10. LICENSES AND PERMITS.

     Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or propose to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

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     5.11. DEFAULT OF INDEBTEDNESS.

     No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12. NO DEFAULT.

     No Borrower is in default in the payment or performance of any of its contractual obligations and no Default has occurred.

     5.13. NO BURDENSOME RESTRICTIONS.

     No Borrower is a party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrowers have heretofore delivered to Agent true and complete copies of all material contracts to which any of them are a party or to which any of them or any of their properties is subject. No
Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted
Encumbrance.

     5.14. NO LABOR DISPUTES.

     No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

     5.15. MARGIN REGULATIONS.

     No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of
"purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the
Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying"
"margin stock" as defined in Regulation U of such Board of Governors.

     5.16. INVESTMENT COMPANY ACT.

     No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

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     5.17. DISCLOSURE.

     No representation or warranty made by any Borrower in this Agreement, the
Subordinated Loan Documentation or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which such
Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by, the Subordinated Loan Documentation or this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.18. DELIVERY OF ACQUISITION AGREEMENT AND SUBORDINATED LOAN
DOCUMENTATION.

     Agent has received complete copies of the Acquisition Agreement and the
Subordinated Loan Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any)
and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

     5.19. SWAPS.

     No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.20. CONFLICTING AGREEMENTS.

     No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this
Agreement or the Other Documents.

     5.21. APPLICATION OF CERTAIN LAWS AND REGULATIONS.

     No Borrower or any of its Subsidiaries is a "holding company" or a
"subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.22. BUSINESS AND PROPERTY OF BORROWERS.

     Upon and after the Closing Date, none of the Borrowers proposes to engage in any business other than that engaged in by them immediately prior to and on the Closing Date.

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     5.23. SECTION 20 SUBSIDIARIES.

     Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

     5.24. ANTI-TERRORISM LAWS.

     (a) General. No Borrower or any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism
Law.

     (b) Executive Order No. 13224. No Borrower or any Affiliate of any Borrower
or its respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a
"Blocked Person"):

          (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

          (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

          (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

          (v) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury
     Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list,
     or

          (vi) a Person or entity who is affiliated or associated with a Person or entity listed above.

     No Borrower or to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder
(i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii)
deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

                                       65

     5.25. TRADING WITH THE ENEMY.

     Borrowers have not engaged, nor do they intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

     5.26. COMMERCIAL TORT CLAIMS.

     None of the Borrowers has any known commercial tort claims as of the
Closing Date.

     5.27. MATERIAL CONTRACTS.

     Set forth on Schedule 5.29, as updated from time to time, is a complete and accurate list of all Material Contracts of each Borrower and their Subsidiaries.
All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     Borrowers shall, until payment in full of the Obligations and termination of this Agreement:

     6.1. PAYMENT OF FEES.

     Pay to Agent on demand all usual and customary fees and expenses which
Agent incurs in connection with (a) the forwarding of Advance proceeds and (b)
the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge
Borrowers' Account for all such fees and expenses.

     6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS.

     (a) Conduct continuously and operate actively their business according to good business practices and maintain all of their properties useful or necessary in their business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this
Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect their existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain their rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

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     6.3. VIOLATIONS.

     Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material
Adverse Effect.

     6.4. GOVERNMENT RECEIVABLES.

     Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all
other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any
Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

     6.5. FINANCIAL COVENANTS.

     (A) FIXED CHARGE COVERAGE RATIO.

     Cause to be maintained a Fixed Charge Coverage Ratio of not less than 1.05 to 1.0 for (i) the three month period ending as of September 30, 2005, (ii) the six month period ending as of December 31, 2005, (iii) the nine month period ending as of March 31, 2006 and (iv) the twelve month period ending as of June
30, 2006 and for the twelve month period ending as of each fiscal quarter thereafter.

     (B) UNDRAWN AVAILABILITY.

     Cause to be maintained over a rolling two week period Undrawn Availability of not less than $1,000,000 (provided at all times Undrawn Availability shall not be less than $250,000) until receipt of Borrowers' 2005 year end financial statements and thereafter of not less than $500,000 provided no Default or Event of Default then exists.

     (C) MINIMUM CONSOLIDATED EBITDA.

     Cause to be maintained a Consolidated EBITDA of not less than (i) ($65,000)
on June 30, 2005, (ii) $80,000 on July 31, 2005 and (iii) $90,000 on August 31,
2005.

     6.6. EXECUTION OF SUPPLEMENTAL INSTRUMENTS.

     Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

                                       67

     6.7. PAYMENT OF INDEBTEDNESS.

     Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all their obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested.

     6.8. STANDARDS OF FINANCIAL STATEMENTS.

     Cause all financial statements referred to in Sections 9.6, 9.7, 9.8, 9.9,
9.10, 9.11 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.9. FEDERAL SECURITIES LAWS.

     Promptly notify Agent in writing if any Borrower or any of their
Subsidiaries (i) is required to file periodic reports under the Exchange Act,
(ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

     6.10. CLOSURE OF ACCOUNT.

     Within sixty (60) days of the Closing Date the Company will submit evidence to Agent that it has closed its Operating Account # 0967703980 with Bank of
America.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

     Borrowers shall not, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1 MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

     (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or
Equity Interests of any Person or permit any other Person to consolidate with or merge with any of them; provided, however, that (i) the Borrowers may engage in
Permitted Acquisitions, (ii) the Company and its Subsidiaries may merge or consolidate with and into each other so long as (A) if such merger or consolidation involves the Company, the Company is the survivor, (B) if such merger or consolidation involves a Domestic Subsidiary and a Foreign Subsidiary, the Domestic Subsidiary is the

                                       68

survivor, (C) if such merger or consolidation involves a Subsidiary of the
Company that is a Borrower and a Subsidiary of the Company which is not a
Borrower, the Subsidiary that is a Borrower is the survivor; and (D) the Company shall have provided to Agent prior written notice of such merger, consolidation or reorganization, and (iii) any Borrower may acquire all or a substantial portion of the assets or Equity Interests of another Borrower other than the
Company.

     (b) Sell, lease, transfer or otherwise dispose of any of their properties or assets, except (i) dispositions of Inventory and Equipment to the extent expressly permitted by Section 4.3, (ii) sales or dispositions among the
Borrowers and (iii) any other sales or dispositions expressly permitted by this
Agreement.

     7.2. CREATION OF LIENS.

          Create or suffer to exist any Lien or transfer upon or against any of their property or assets now owned or hereafter acquired, except Permitted
     Encumbrances.

     7.3. GUARANTEES.

     Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders)
except the endorsement of checks in the Ordinary Course of Business.

     7.4 INVESTMENTS.

     Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, or make other investments, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b)
commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(c) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by
United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) investments in respect of Interest Rate Hedges, (f) extensions of trade credit in the Ordinary Course of Business, (g) loan and advances to officers and employees made in compliance with Section 7.5, and (h) advances, loans or extensions of credit between Borrowers made in compliance with Section
7.5.

     7.5. LOANS.

     Make advances, loans or extensions of credit to any Person, including any
Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary
Course of Business, (b) loans to its employees in the Ordinary Course of
Business, and (c) advances, loans or extensions of credit

                                       69

between Borrowers, provided that at the time any such advance, loan or extension of credit is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing.

     7.6. CAPITAL EXPENDITURES.

Contract for, purchase or make any expenditure or commitments for Capital
Expenditures in any fiscal year in an aggregate amount in excess of $250,000.

     7.7. DIVIDENDS AND DISTRIBUTIONS; OTHER PAYMENTS.

     For each Borrower which is a corporation, (i) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than (A) dividends or distributions payable in its stock, or split-ups or reclassifications of its stock, (B) dividends or distributions paid to another Borrower or (ii) apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower.

     7.8. INDEBTEDNESS.

     Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of:

          (a) Indebtedness to Lenders under this Agreement and the Other
     Documents;

          (b) Indebtedness incurred for Capital Expenditures permitted under
     Section 7.6 hereof;

          (c) Permitted Purchase Money Indebtedness;

          (d) Indebtedness due under the Subordinated Loan Documentation and
     Indebtedness assumed under the Acquisition Agreement and any refinancings of such Indebtedness, provided that in connection with such refinancing:
     (i) the aggregate principal amount of such Indebtedness is not increased,
     (ii) the scheduled maturity date of such Indebtedness is not shortened,
     (iii) the covenants or defaults are not materially more restrictive or more onerous than analogous provisions in the Subordinated Loan Documentation as in effect on the date hereof, and (iv) an intercreditor agreement in form and substance satisfactory to Agent and the Required Lenders shall have been executed and delivered to Agent prior to the consummation of such refinancing (it being agreed that an intercreditor agreement containing terms substantially similar to the terms set forth in the Subordination
     Agreement will be satisfactory);

          (e) Indebtedness described on Schedule 7.8 and any refinancings of such Indebtedness, provided that the aggregate principal amount of such
     Indebtedness is not increased, the scheduled maturity dates of such
     Indebtedness are not shortened and such

                                       70

     refinancing is on terms and conditions no more restrictive than the terms and conditions of the Indebtedness being refinanced;

          (f) Indebtedness under any Interest Rate Hedge;

          (g) Indebtedness owed to another Borrower, but only to the extent permitted under the other applicable terms and limitations of this
     Agreement, including but not limited to Section 7.5; and

          (h) guarantees of Indebtedness of another Borrower which Indebtedness is otherwise permitted under this Section 7.8.

     7.9. NATURE OF BUSINESS.

     Substantially change the nature of the business in which they are presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary
Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10. TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, make any payment to, or enter into any transaction or arrangement with, or otherwise deal with, any Affiliate (other than a Borrower).

     7.11. LEASES.

     Enter as lessee into any lease arrangement for real or personal property
(unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $1,000,000 in any one fiscal year in the aggregate for Borrowers.

     7.12. SUBSIDIARIES.

     (a) Form or acquire any Subsidiary unless (i) such Subsidiary is a Domestic
Subsidiary (ii) such Subsidiary expressly joins in this Agreement as a Borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Note, and under any other agreement among Borrowers and
Lenders and (iii) Agent shall have received all documents, including, without limitation, legal opinions and appraisals, it may reasonably require in connection therewith.

     (b) Enter into any partnership, joint venture or similar arrangement.

     7.13. FISCAL YEAR AND ACCOUNTING CHANGES.

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     Change their fiscal year from September 30 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii)
in tax reporting treatment except as required by law.

     7.14. PLEDGE OF CREDIT.

     Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrowers' business as described in Section 5.22 of this
Agreement.

     7.15. AMENDMENT OF ORGANIZATIONAL DOCUMENTS.

     Amend, modify or waive any term or material provision of its Articles of
Incorporation or By-Laws or other organizational documents or adopt any resolution which would have the effect of diminishing the rights of Agent or the
Lenders under this Agreement or any Other Document.

     7.16. COMPLIANCE WITH ERISA.

     (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled
Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the
Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii)
incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section
412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any
Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to
Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any
Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17. PREPAYMENT OF INDEBTEDNESS.

     At any time, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the prepayment or redemption of any Indebtedness for borrowed money (other than Indebtedness owed to the Lender under this Agreement or the
Other Documents), except (i) any such

                                       72

prepayment, repurchase, redemption, retirement or acquisition expressly permitted in the Subordination Agreement or (ii) in connection with any refinancing of Indebtedness in compliance with Section 7.8(d).

     7.18. ANTI-TERRORISM LAWS.

     No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

          (a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

          (b) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order
     No. 13224.

          (c) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA
     Patriot Act or any other Anti-Terrorism Law. Borrowers shall deliver to
     Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrowers' compliance with this Section.

     7.19. TRADING WITH THE ENEMY ACT.

     Engage in any business or activity in violation of the Trading with the
Enemy Act.

     7.20. SUBORDINATED NOTE.

     At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Note, except as expressly permitted in the Subordination
Agreement.

     7.21. OTHER AGREEMENTS.

     Enter into any material amendment, waiver or modification of (a) the
Acquisition Agreement, (b) the Subordinated Loan Documentation or any related agreements, other than as permitted by the Subordination Agreement, or (c) any
Material Contract.

     7.22. ADDITIONAL NEGATIVE PLEDGES.

     Create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of Agent and the Lenders) on the creation or existence of any Lien upon the assets of any Borrower or any Guarantor, other

                                       73

than Permitted Encumbrances or (ii) any contractual obligation which may restrict or inhibit Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

     7.23. ADDITIONAL BANK ACCOUNTS.

     Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 4.15(h), each of which shall be subject to a blocked account arrangement with the depository institution, except to the extent otherwise determined by Agent (b) deposit accounts established after the Closing Date that are subject to a blocked account arrangement with the depository institution in form and substance satisfactory to Agent, (c) other deposit accounts established after the Closing Date solely as payroll and other zero balance accounts and (d)
other deposit accounts established after the Closing Date, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such accounts does not exceed $50,000.

     7.24. ISSUANCE OF EQUITY INTERESTS.

     Sell or permit any of their Subsidiaries to sell or issue any Equity
Interests having a preference over the common stock of such Person if the issuer of such Equity Interests could be required to redeem such Equity Interests or to pay cash dividends thereon.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1. CONDITIONS TO INITIAL ADVANCES.

     The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

     (A) LOAN DOCUMENTS.

     Agent shall have received this Agreement, the Notes and each Other Document duly executed and delivered by an authorized officer of Borrowers;

     (B) FILINGS, REGISTRATIONS AND RECORDINGS.

     Each document (including any Uniform Commercial Code financing statement)
required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and

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Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

     (C) CORPORATE PROCEEDINGS OF BORROWERS.

     Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors, Board of Managers
or other similar managing body of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, and each of the Other Documents and
(ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

     (D) INCUMBENCY CERTIFICATES OF BORROWERS.

     Agent shall have received a certificate of the Secretary or an Assistant
Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement, the Other
Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant
Secretary;

     (E) CERTIFICATES.

     Agent shall have received a copy of the Articles or Certificate of
Incorporation of each Borrower, and all amendments thereto, certified by the
Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

     (F) GOOD STANDING CERTIFICATES.

     Agent shall have received good standing certificates for each Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the
Secretary of State or other appropriate official of each Borrower's jurisdiction of organization and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

     (G) LEGAL OPINION.

     Agent shall have received the executed legal opinion of counsel to the
Borrowers in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Other Documents, the Subordination Agreement and related agreements as Agent may reasonably require and Borrowers hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders;

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     (H) NO LITIGATION.

          (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any
Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents, the Subordinated Loan Documents or any
of the transactions contemplated thereby and which, in the reasonable opinion of
Agent, is deemed material or (B) which could, in the reasonable opinion of
Agent, have a Material Adverse Effect on any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any
Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental
Body;

     (I) FINANCIAL CONDITION CERTIFICATES.

     Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k).

     (J) COLLATERAL EXAMINATION.

     Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of
Borrowers and all books and records in connection therewith;

     (K) FEE.

     Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof.

     (L) PRO FORMA FINANCIAL STATEMENTS.

     Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

     (M) ACQUISITION AND SUBORDINATED LOAN DOCUMENTS.

     Agent shall have received final executed copies of the Acquisition
Agreement and the Subordinated Loan Documentation, and all related agreements, documents and instruments, together with all exhibits, schedules and amendments thereto, as in effect on the Closing Date, all of which shall be satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance including, without limitation, the receipt by Borrowers of the proceeds of the Subordinated Note;

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     (N) SUBORDINATION AGREEMENTS.

     Agent shall have entered into a Subordination Agreement with Borrowers and
Subordinated Lender which shall set forth the basis upon which the "Subordinated
Noteholder" may receive, and Borrowers may make, payments under the Subordinated
Note, which basis shall be satisfactory in form and substance to Agent in its sole discretion;

     (O) INSURANCE.

     Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming
Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

     (P) DISBURSEMENT AGREEMENT; PAYMENT INSTRUCTIONS.

     Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

     (Q) BLOCKED ACCOUNTS.

     Agent shall have received duly executed agreements establishing the Blocked
Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the
Collateral;

     (R) CONSENTS.

     Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other
Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

     (S) NO ADVERSE MATERIAL CHANGE.

          (i) since March 31, 2005, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a
Material Adverse Effect or any change in the senior management of any of the
Borrowers and (ii) no representations made or information supplied to Agent or
Lenders shall have been proven to be inaccurate or misleading in any material respect;

     (T) LEASEHOLD AGREEMENTS.

     Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by any Borrower at which Inventory and books and records are located;

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     (U) CONTRACT REVIEW.

     Agent shall have reviewed copies of all material contracts of Borrowers requested by Agent, including leases, union contracts, labor contracts, vendor supply contracts, license agreements, purchase and sale agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

     (V) CLOSING CERTIFICATE.

     Agent shall have received a closing certificate signed by the Chief
Financial Officer of the Company dated as of the date hereof, stating that (i)
all representations and warranties set forth in this Agreement and the Other
Documents are true and correct on and as of such date, (ii) each Borrower is on such date in compliance with all the terms and provisions set forth in this
Agreement and the Other Documents and (iii) on such date no Default or Event of
Default has occurred or is continuing;

     (W) BORROWING BASE.

     Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

     (X) UNDRAWN AVAILABILITY.

     After giving effect to the initial Advances hereunder, Borrowers shall have
Undrawn Availability of at least $2,500,000; and

     (Y) COMPLIANCE WITH LAWS.

     Agent shall be reasonably satisfied that Borrowers are in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the
Environmental Protection Act, ERISA and the Trading with the Enemy Act.

     (Z) OTHER.

     All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

     8.2. CONDITIONS TO EACH ADVANCE.

     The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

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     (A) REPRESENTATIONS AND WARRANTIES.

     Each of the representations and warranties made by each Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

     (B) NO DEFAULT.

     No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

     (C) MAXIMUM ADVANCES.

     In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

     Each request for an Advance by Borrowers hereunder shall constitute a representation and warranty by Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

                                   ARTICLE IX

                           INFORMATION AS TO BORROWERS

     Borrowers shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1. DISCLOSURE OF MATERIAL MATTERS.

     Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the
Collateral, including any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

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     9.2 SCHEDULES.

     Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing
Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition,
Borrowers will deliver to Agent (i) a weekly Borrowing Base Certificate in form and substance satisfactory to Agent and (ii) at such intervals as Agent may require: (a) confirmatory assignment schedules, (b) copies of Customer's invoices, (c) evidence of shipment or delivery, and (d) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrowers and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the
Collateral, and Borrowers' failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

     9.3. ENVIRONMENTAL REPORTS.

     Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of each Borrower stating, to the best of his knowledge, that such Borrower is in compliance in all material respects with all federal, state and local
Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

     9.4. LITIGATION.

     Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any litigations, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

     9.5. MATERIAL OCCURRENCES.

     Promptly notify Agent in writing upon the occurrence of (a) any Event of
Default or Default; (b) any event of default under the Subordinated Loan
Documentation; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Subordinated Loan
Documentation]; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrowers as of the date of such statements;
(e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not

                                       80

corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by any
Borrower which might result in the acceleration of the maturity of any
Indebtedness, including the names and addresses of the holders of such
Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such
Indebtedness; and (g) any other development in the business or affairs of any
Borrower which could reasonably be expected to have a Material Adverse Effect;
in each case describing the nature thereof and the action such Borrower propose to take with respect thereto.

     9.6. ANNUAL FINANCIAL STATEMENTS.

     Furnish Agent within one hundred five (105) days after the end of each fiscal year of Borrowers, audited, consolidated and consolidating financial statements of Borrowers including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and accompanied by a report and opinion (which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like assumption, qualification or exception as to the scope of the audit) of an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this
Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof. In addition, the reports shall be accompanied by a Compliance
Certificate.

     9.7. QUARTERLY FINANCIAL STATEMENTS.

     Furnish Agent within fifty (50) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers and unaudited statements of income and stockholders' equity and cash flow of Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to
Borrowers' business. The reports shall be accompanied by a Compliance
Certificate.

     9.8. MONTHLY FINANCIAL STATEMENTS.

     Furnish Agent within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of Borrowers and unaudited consolidated statements of income.

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     9.9. OTHER REPORTS.

     Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrowers shall send to their stockholders and (ii)
copies of all notices, reports, financial statements and other materials sent pursuant to the Subordinated Loan Documentation.

     9.10. ADDITIONAL INFORMATION.

     Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any
Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which such
Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which such Borrower is a party or by which such Borrower is bound.

     9.11. PROJECTED OPERATING BUDGET.

     Furnish Agent, no later than thirty (30) days prior to the beginning of
Borrowers' fiscal years commencing with fiscal year 2006, a quarterly projected operating budget and cash flow of Borrowers for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

     9.12. VARIANCES FROM OPERATING BUDGET.

     Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report for the last month of each quarter, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.11 and a discussion and analysis by management with respect to such variances.

     9.13. NOTICE OF SUITS, ADVERSE EVENTS.

     Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of such Borrower's business,
(ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by such Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of such
Borrower, or if

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copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

     9.14. ERISA NOTICES AND REQUESTS.

     Furnish Agent with immediate written notice in the event that (i) any
Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which any Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue
Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which any Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue
Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any
Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a
Multiemployer Plan.

     9.15. ADDITIONAL DOCUMENTS.

     Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

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                                    ARTICLE X

                                EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. failure by Borrowers to pay any principal or interest on the
Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay when due any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other
Document;

     10.2. any representation or warranty made or deemed made by any Borrower in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3. failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

     10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower's Inventory or Receivables or against a material portion of any Borrower's other property;

     10.5. except as otherwise provided for in Section 10.1 or Section 10.3:

          (a) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, or covenant, contained in Sections 4.10,
     6.2(b), 6.5 or 6.6 or in Article 7 or 9 hereof, or

          (b) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant contained herein or any Other
     Document that, if such term, provision, condition or covenant is capable of cure, is not cured within thirty (30) days from the earlier to occur of (A)
     receipt by a Borrower of written notice thereof from Agent or any Lender and (B) the date upon which any Borrower obtains knowledge thereof, or within such reasonably longer period as may be required to cure same (so long as cure is commenced within the thirty-day period and thereafter is prosecuted to completion with reasonable diligence);

     10.6. any judgment or judgments are rendered against any Borrower for an aggregate amount in excess of $250,000 and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall

                                       84

not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);

     10.7. Any Borrower or any Subsidiary of a Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

     10.8. Any Borrower or any Subsidiary of a Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. any Affiliate or any Subsidiary of any Borrower, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     10.10. any change in any Borrower's results of operations or condition
(financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

     10.11. any Lien created hereunder or under any Other Document or provided for hereby or thereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest or any
Borrower or any other Person acting on its behalf shall so claim;

     10.12. an event of default has occurred (a) under the Subordinated Loan
Documentation or the Subordination Agreement, which default shall not have been cured or waived within any applicable grace period and for which Subordinated
Lender is permitted to take action under the Subordination Agreement or (b)
under, or any other event has occurred that would result in or permit (i) the acceleration of the maturity of any note, agreement or instrument evidencing any other Indebtedness in excess of $250,000 of any Borrower or any of their
Subsidiaries;

     10.13. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

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     10.14. any Change of Control shall occur;

     10.15. any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower, or any
Borrower or any Person acting on their behalf shall so claim;

     10.16. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any
Borrower or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c)
schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any Material Contract shall be revoked or terminated and not replaced by a substitute acceptable to
Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

     10.17. any portion of the Collateral shall be seized or taken by a
Governmental Body, or any Borrower or the title and rights of any Borrower, shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the
Other Documents; or

     10.18. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

                                   ARTICLE XI

                   LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT

     11.1. RIGHTS AND REMEDIES.

     (a) Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make
Advances and (iii) a filing of a petition against any Borrower in any involuntary case under any

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state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform
Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any
Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least ten (10)
days prior to such sale or sales is reasonable notification. At any public sale
Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrowers. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower's (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the
Obligations as they are converted into cash. If any deficiency shall arise,
Borrowers shall remain liable to Agent and Lenders therefor.

     (b) To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against
Collateral, (iv) to exercise collection remedies against Customers and other
Persons obligated on Collateral directly or through the use of collection agencies and other collection

                                       87

specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets,
(ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment,
(xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrowers acknowledge that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in
Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section11.1(b) shall be construed to grant any rights to Borrowers or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

     11.2. AGENT'S DISCRETION.

     Subject to the rights of the Lenders under this Agreement and the Other
Documents, Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of
Agent's or Lenders' rights hereunder.

     11.3. SETOFF.

     Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of
Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

     11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE.

     The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

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     11.5. ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

     Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the
Collateral may, at Agent's discretion, be paid over or delivered as follows:

     FIRST, to the payment of all reasonable out-of-pocket costs and expenses
(including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other
Documents and any protective advances made by Agent with respect to the
Collateral under or pursuant to the terms of this Document;

     SECOND, to payment of any fees owed to Agent;

     THIRD, to the payment of all reasonable out-of-pocket costs and expenses
(including reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

     FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest, including fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Lender-Provided Interest Rate Hedge, to the extent such Lender-Provided Interest Rate Hedge is permitted by Section 7.8;

     FIFTH, to the payment of the outstanding principal amount of the
Obligations (including the payment or cash collateralization of any outstanding
Letters of Credit), to breakage, termination or other payments, and any interest accrued thereon, due under any Lender-Provided Interest Rate Hedge, to the extent such Lender-Provided Interest Rate hedge is permitted by Section 7.8, and to amounts due under any Cash Management Products;

     SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent in a cash collateral account

                                       89

and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

                                   ARTICLE XII

                        WAIVERS AND JUDICIAL PROCEEDINGS

     12.1. WAIVER OF NOTICE.

     Each Borrower hereby waives notice of non-payment of any of the
Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2. DELAY.

     No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default. No Out-of-Formula Loan
or protective advance made during the existence of a Default or an Event of
Default shall operate as a waiver of any such Default or Event of Default.

     12.3. JURY WAIVER.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS
AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED
IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR
INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO
THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR
DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO
IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN
CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH
CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT
A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR
A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE
PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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                                  ARTICLE XIII

                         EFFECTIVE DATE AND TERMINATION

     13.1. TERM.

     This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until _____________ __, 2008 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety (90) days' prior written notice upon payment in full of the
Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the
"Early Termination Date"), Borrowers shall pay to Agent for the benefit of
Lenders an early termination fee in an amount equal to (x) $105,000 if the Early
Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (y) $70,000 if the Early Termination Date occurs on or after the first anniversary of the
Closing Date to and including the date immediately preceding the second anniversary of the Closing Date, and (z) $35,000 if the Early Termination Date
occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.

     13.2. TERMINATION.

     The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than contingent indemnity claims not yet asserted or threatened) have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to
Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this
Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than contingent indemnity claims not yet asserted or threatened) of Borrowers have been indefeasibly paid and performed in full after the termination of this
Agreement or Borrowers have furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each
Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to such
Borrower, or to file them with any filing office, unless and until this
Agreement shall have been terminated in accordance with its terms and all
Obligations (other than contingent indemnity claims not yet asserted or threatened) have been indefeasibly paid in full in immediately available funds.
All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than contingent indemnity claims not yet asserted or threatened) are indefeasibly paid and performed in full.

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                                   ARTICLE XIV

                                 REGARDING AGENT

     14.1. APPOINTMENT.

     Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this
Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and
3.4), charges and collections (without giving effect to any collection days)
received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees.
As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding;
provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other
Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

     14.2. NATURE OF DUTIES.

     Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its
officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii)
responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this
Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any
Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this
Agreement except as expressly set forth herein.

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     14.3. LACK OF RELIANCE ON AGENT AND RESIGNATION.

     Independently and without reliance upon Agent or any other Lender, each
Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrowers pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this
Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the
Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

     Agent may resign on sixty (60) days' written notice to each of Lenders and
Borrowers and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

     Any such successor Agent shall succeed to the rights, powers and duties of
Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former
Agent. After any Agent's resignation as Agent, the provisions of this Article
XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     14.4. CERTAIN RIGHTS OF AGENT.

     If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other
Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required
Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     14.5. RELIANCE.

     Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to

                                       93

all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

     14.6. NOTICE OF DEFAULT.

     Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless
Agent has received notice from a Lender or a Borrower referring to this
Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until
Agent shall have received such directions, Agent may (but shall not be obligated
to) take such action, or refrain from taking such action, with respect to such
Default or Event of Default as it shall deem advisable in the best interests of
Lenders.

     14.7. INDEMNIFICATION.

     To the extent Agent is not reimbursed and indemnified by Borrowers, each
Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its
Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

     14.8. AGENT IN ITS INDIVIDUAL CAPACITY.

     With respect to the obligation of Agent to lend under this Agreement, the
Advances made by it shall have the same rights and powers hereunder as any other
Lender and as if it were not performing the duties as Agent specified herein;
and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     14.9. DELIVERY OF DOCUMENTS.

     To the extent Agent receives financial statements required under Sections
9.7, 9.8, 9.9, 9.11 and 9.12 or Borrowing Base Certificates from Borrowers pursuant to the terms of this

                                       94

Agreement which Borrowers are not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

     14.10. BORROWERS' UNDERTAKING TO AGENT.

     Without prejudice to its obligations to Lenders under the other provisions of this Agreement, Borrowers hereby undertake with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrowers' obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this
Agreement.

     14.11. NO RELIANCE ON AGENT'S CUSTOMER IDENTIFICATION PROGRAM.

     Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such
Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA
Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, their Affiliates or their agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or
(5) other procedures required under the CIP Regulations or such other laws.

     14.12. OTHER AGREEMENTS.

     Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

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                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applied to contracts to be performed wholly within the State of North Carolina. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the
Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of North Carolina, United States of America,
and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each
Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Borrower at its address set forth in Section
15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America.
Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the
County of Mecklenburg, State of North Carolina.

     15.2. ENTIRE UNDERSTANDING.

     (a) This Agreement and the documents executed concurrently herewith contain the entire understanding among Borrowers, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrowers', Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other
Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     (b) The Required Lenders, Agent and Borrowers may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by
Borrowers, for the purpose of adding or

                                       96

deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

          (i) increase the Commitment Percentage or the maximum dollar commitment of any Lender.

          (ii) extend the maturity of any Note or the due date for any amount payable hereunder (excluding any mandatory prepayment), or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

          (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b).

          (iv) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $250,000.

          (v) change the rights and duties of Agent.

          (vi) permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (30) consecutive Business Days or exceed one hundred and five percent (105%) of the Formula Amount.

          (vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

          (viii) release any Guarantor.

     Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the
Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific
Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

     In the event that Agent requests the consent of a Lender pursuant to this
Section 15.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other
Person designated by Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount

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thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated
Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

     Notwithstanding (a) the existence of a Default or an Event of Default, (b)
that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement,
Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed by up to ten percent (10%) of the Formula Amount for up to thirty (30) consecutive
Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for
Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a). For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula
Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or
"Eligible Inventory", as applicable, becomes ineligible, collections of
Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after
Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

     In addition to (and not in substitution of) the discretionary Revolving
Advances permitted above in this Section 15.2, Agent is hereby authorized by
Borrowers and the Lenders, from time to time in Agent's sole discretion, (A)
after the occurrence and during the continuation of a Default or an Event of
Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make
Revolving Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such
Revolving Advances the outstanding Revolving Advances do not exceed one hundred and ten percent (110%) of the Formula Amount.

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     15.3. SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

     (a) This Agreement shall be binding upon and inure to the benefit of each
Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

     (b) Borrowers acknowledge that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances (without the consent of Agent, the
Borrowers or any other Lender) to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each
Participant may exercise all rights of payment (including rights of set-off)
with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such
Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Borrowers hereby grant to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances. No Lenders shall transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Advances or Letter of
Credit reimbursement obligations in which such participant is participating, (B)
reduce the amount of any installment of principal of the Advances or Letter of
Credit reimbursement obligations in which such participant is participating, (C)
except as otherwise expressly provided in this Agreement, reduce the interest rate applicable to the Advances or Letter of Credit reimbursement obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Agreement, reduce any fees payable hereunder.

     (c) Any Lender may with the consent of Agent (and, so long as no Event of
Default has occurred and is continuing, the Company, such consent not to be unreasonably withheld) which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the
Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make
Advances hereunder (each a "Purchasing Lender", and together with each
Participant, each a "Transferee" and collectively the "Transferees"), in minimum amounts of not less than $5,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such
Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment
Percentage as set forth therein, and (ii) the transferor

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Lender thereunder shall, to the extent provided in such Commitment Transfer
Supplement, be released from its obligations under this Agreement, the
Commitment Transfer Supplement creating a novation for that purpose. Such
Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such
Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the
Other Documents. Borrowers hereby consent to the addition of such Purchasing
Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other
Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

     (d) Agent shall maintain at its address a copy of each Commitment Transfer
Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and
Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The
Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing
Lender upon the effective date of each transfer or assignment to such Purchasing
Lender.

     (e) Borrowers authorize each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such
Lender's credit evaluation of Borrowers.

     15.4. APPLICATION OF PAYMENTS.

     Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any
Lender receives any payment or proceeds of the Collateral for Borrowers'
benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

     15.5. INDEMNITY.

     Borrowers shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and

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disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not
Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified
(as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section
15.5 by any Person under any Environmental Laws or similar laws by reason of any
Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous
Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax)
shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the
Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 15.5 harmless from and against all liability in connection therewith.

     15.6 NOTICE.

     Any notice or request hereunder may be given to Borrowers or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 15.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan
Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission in accordance with this Section 15.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 15.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this
Section 15.6. Any Notice shall be effective:

          (a) In the case of hand-delivery, when delivered;

          (b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by

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     hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e) In the case of electronic transmission, when actually received;
     and

          (f) If given by any other means (including by overnight courier), when actually received.

     Any Lender giving a Notice to Borrowers shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

               (A)   If to Agent or       PNC Bank, National Association
                     PNC at:              South Tryon Square

                                          201 South Tryon Street, Suite 900
                                          Charlotte, North Carolina 28202
                                          Attention: O. Theodore Kuber, Jr.
                                          Telephone: (704) 342-8420
                                          Facsimile: (704) 342-8450

                     with copies to:      PNC Bank, National Association
                                          Two Tower Center Boulevard
                                          East Brunswick, New Jersey 08816
                                          Attention: Josephine Griffin
                                          Telephone: (732) 220-4388
                                          Facsimile: (732) 220-4393

                                          PNC Bank, National Association
                                          PNC Agency Services
                                          PNC Firstside Center
                                          500 First Avenue, 4th Floor
                                          Pittsburgh, Pennsylvania 15219
                                          Attention: Lisa Pierce
                                          Telephone: (412) 762-6442
                                          Facsimile: (412) 762-8672

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                     with an additional
                     copy to:             Moore & Van Allen
                                          100 N. Tryon Street, Floor 47
                                          Charlotte, North Carolina 28202-4003
                                          Attention: Lea Stromire Johnson
                                          Telephone: (704) 331-1068
                                          Facsimile: (704) 378-2068

                (B)  If to a Lender other than Agent, as specified on the
                     signature pages hereof

                (C)  If to Borrowers:     TeamStaff, Inc.
                                          300 Atrium Drive
                                          Somerset, New Jersey 08873
                                          Attention: Rick Filippelli
                                          Telephone: (732) 748-1700
                                          Facsimile: (732) 748-3206

                     with a copy to:      Goldstein & Digioia LLP
                                          45 Broadway
                                          New York, New York 10006
                                          Attention: Brian Daughney
                                          Telephone: (212) 599-3322
                                          Telecopier: (212) 557-0295

     15.7. SURVIVAL.

     The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 15.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the
Obligations.

     15.8. SEVERABILITY.

     If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.9. EXPENSES.

     All costs and expenses including reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement, the Subordination Agreement, the Other Documents
or any consents or waivers hereunder or thereunder and all related agreements,

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documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the
Collateral, or maintaining, preserving or enforcing any of Agent's or any
Lender's rights hereunder, under the Subordination Agreement, the Other
Documents and under all related agreements, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any
Borrower, or any Subordinated Lender or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this
Agreement, the Subordination Agreement, the Other Documents and all related agreements, may be charged to Borrowers' Account and shall be part of the
Obligations.

     15.10. INJUNCTIVE RELIEF.

     Borrowers recognize that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders;
therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     15.11. DAMAGES.

     Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any other Document.

     15.12. CAPTIONS.

     The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.13. COUNTERPARTS; FACSIMILE SIGNATURES.

     This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15.14. CONSTRUCTION.

     The parties acknowledge that each party and its counsel have reviewed this
Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

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     15.15. CONFIDENTIALITY; SHARING INFORMATION.

     (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any
Governmental Body or representative thereof or pursuant to legal process;
provided, further that (i) unless specifically prohibited by Applicable Law or court order, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Borrowers of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such
Governmental Body) or (B) pursuant to legal process and (ii) in no event shall
Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

     (b) Borrowers acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such
Lender and Borrowers hereby authorize each Lender to share any information delivered to such Lender by such Borrower and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other
Obligations and the termination of this Agreement.

     15.16. PUBLICITY.

     Borrowers and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

     15.17. CERTIFICATIONS FROM BANKS AND PARTICIPANTS; USA PATRIOT ACT.

     Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA
Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to

                                      105

supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

     15.18. CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

     (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the
Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the
Borrowers to accept joint and several liability for the obligations of each of them.

     (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

     (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

     (d) The obligations of each Borrower under the provisions of this Section
15.18 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

     (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any
Advance made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the
Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each
Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the
Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without

                                      106

limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 15.18, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 15.18, it being the intention of each
Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 15.18 shall not be discharged except by performance and then only to the extent of such performance. The
Obligations of each Borrower under this Section 15.18 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

     (f) The provisions of this Section 15.18 are made for the benefit of the
Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this
Section 15.18 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this
Section 15.18 will forthwith be reinstated in effect, as though such payment had not been made.

     (g) Notwithstanding any provision to the contrary contained herein or in any other of the Other Documents, to the extent the joint obligations of a
Borrower shall be adjudicated to be invalid or unenforceable for any reason
(including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each
Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

     (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding
Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment
(as defined below). The payment obligation of any Borrower to any Excess Funding
Borrower under this Section 15.18(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof, (i)
"Excess Funding Borrower" shall mean, in respect of any Obligations arising

                                      107

under the other provisions of this Agreement (hereafter, the "Joint
Obligations"), a Borrower that has paid an amount in excess of its Pro Rata
Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 15.18(h), shall mean, for any Borrower, the ratio
(expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such
Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities
(including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the
Closing Date (if any Borrower becomes a party hereto subsequent to the Closing
Date, then for the purposes of this Section 15.18(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

     15.19. DELEGATION OF AUTHORITY.

     Each Borrower (other than the Company) hereby authorizes and appoints the
Company and each of the President and Chief Financial Officer of the Company, to
be its attorneys ("its Attorneys") and in its name and on its behalf and as its act and deed or otherwise to execute and deliver all documents and carry out all such acts as are necessary or appropriate in connection with drawing Advances and the making of other extensions of credit hereunder, the granting and perfection of security interests under this Agreement and the Other Documents, and complying with the terms and provisions hereof and the Other Documents. This delegation of authority and appointment shall be valid for the duration of the term of this Agreement; provided, however, that such delegation of authority and appointment shall terminate automatically without any further act with respect to any such officer of the Company if such officer is no longer an employee of the Company. Each Borrower (other than the Company) hereby undertakes to ratify everything which any of its Attorneys shall do in furtherance of this delegation of authority and appointment.

                  [remainder of page intentionally left blank]

                                      108

     Each of the parties has signed this Agreement as of the day and year first above written.

                                        TEAMSTAFF, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        TEAMSTAFF RX, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        RS STAFFING SERVICES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender and as Agent

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Commitment Percentage: 100%

                                 Exhibit 1.2(a)
                            [Letterhead of Borrower]

                COMPLIANCE CERTIFICATE                   , 200
                                       ------------------     --

PNC Bank, National Association, as Agent
201 South Tryon Street, Suite 900
Charlotte, North Carolina  28202
Attention: Ted Kuber

The undersigned, the Chief Financial Officer of TEAMSTAFF, INC (the "Company"),
gives this certificate to PNC BANK, NATIONAL ASSOCIATION, as Agent (in such capacity, the "Agent"), in accordance with the requirements of SECTION 9.6 AND
9.7 (Annual and Quarterly Financial Statements) of that certain Revolving Credit and Security Agreement dated as of June 8, 2005, among Company, TeamStaff Rx,
Inc., RS Staffing Services, Inc. (collectively with the Company, the
"Borrowers"), the financial institutions which are parties thereto as Lenders, and the Agent (the "Credit Agreement").

CAPITALIZED TERMS USED IN THIS CERTIFICATE, UNLESS OTHERWISE DEFINED HEREIN,
SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CREDIT AGREEMENT.

1.   Based upon my review of the financial statements of the Company for the
     [Fiscal Year/Quarter] ending __________________, 20__, copies of which are attached hereto, I hereby certify that:

     (a)  Section 6.5(a), the Fixed Charge Coverage Ratio is [satisfied / not satisfied] at _____ to 1.0 when compared to the required 1.05 TO 1.0 for the[three month period ending as of September 30, 2005] [six month period ending as of December 31, 2005] [nine month period ending as of
          March 31,2006] [twelve month period ending as of June 30, 2006] [prior twelve consecutive months].

     (b)  Section 6.5(b), Undrawn Availability is [satisfied/not satisfied] at
          $xx,xxx when compared to the required minimum of [$1,000,000 over a rolling two-week period (at all times not to be less than $250,000)]
          [$500,000 provided no Default or Event of Default exists].

     (c)  Section 6.5(c), Minimum Consolidated EBITDA is [satisfied/not satisfied] at $xx,xxx when compared to the required [($65,000) on June
          30, 2005] [$80,000 on July 31, 2005] [$90,000 on August 31, 2005].

     (d)  Sections 7.4, Investments are [satisfied/not satisfied] as there are
          $xx,xxx (if none, so state) outstanding.

     (e)  Sections 7.5, Loans are [satisfied/not satisfied] as no advances, loans or extensions of credit have been made except for extensions of trade credit in connection with the sale of Inventory in the Ordinary
          Course of Business.

     (f)  Sections 7.6, Capital Expenditures are [satisfied/not satisfied] as
          $xx,xxx is [less/more] than the allowable amount of $250,000 during any Fiscal Year.

     (g)  Sections 7.7, Dividends and Distributions are [satisfied/not satisfied] as the payment of all dividends and distributions comply with the provisions of Section 7.7.

     (h)  Sections 7.8, Create additional Indebtedness is [satisfied/not satisfied] as such additional Indebtedness complies with the provisions of Section 7.8.

     (i)  Sections 7.11, Leases are [satisfied/not satisfied] as $xx,xxx, is
          [less/ more] when compared to the annual rental payments for all property if $1,000,000.

2.   No Default exists on the date hereof, other than: _______________[if none, so state]; and

3.   No Event of Default exists on the date hereof, other than ____________ [if none, so state].

4.   As of the date hereof, Borrowers current in payment of all accrued rent, warehouse fees, and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding Borrowers' failure to pay or delay in payment of any such rent or other charges.

                                     TEAMSTAFF, INC.

                                                      as Chief Financial Officer
                                     ----------------

                                     Dated
                                           --------------

                                        2

                                 Exhibit 2.1(a)

                              REVOLVING CREDIT NOTE

$7,000,000                                                          June 8, 2005

     This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") by and among the undersigned, as Borrowers, the various financial institutions named therein or which hereafter become a party thereto (each individually a "Lender" and collectively, "Lenders") and PNC BANK,
NATIONAL ASSOCIATION (in its individual capacity, "PNC"), as agent for Lenders
(in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.

     FOR VALUE RECEIVED, each of the Borrowers hereby promises, jointly and severally, to pay to the order of PNC BANK, NATIONAL ASSOCIATION ("Payee"), at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor,
East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrowers in writing:

     (i) the principal sum of Seven Million Dollars ($7,000,000) or, if different, from such amount, the unpaid principal balance of Payee's Commitment
Percentage of the Revolving Advances as may be due and owing under the Credit
Agreement, payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence of an Event of Default under the
Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof; and

     (ii) interest on the principal amount of the Revolving Advances under this
Revolving Credit Note from time to time outstanding until such principal amount is paid in full at the applicable Interest Rate in accordance with the provisions of the Credit Agreement. In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

     This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is secured by the liens granted pursuant to the
Credit Agreement and the Other Documents, is entitled to the benefits of the
Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

     This Revolving Credit Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

     If an Event of Default under Section 10.7 of the Credit Agreement shall occur, then this Revolving Credit Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain

or enforce payment hereof. If any other Event of Default shall occur under the
Credit Agreement or any of the Other Documents, and the same is not cured within any applicable grace or cure period, then this Revolving Credit Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Revolving Credit Note shall be construed and enforced in accordance with the laws of the State of North Carolina.

     Each Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit
Agreement.

                                       TEAMSTAFF, INC., a New Jersey corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       TEAMSTAFF RX, INC., a Texas corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       RS STAFFING SERVICES, INC.,
                                       a Georgia corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                 Exhibit 8.1(i)

                         FINANCIAL CONDITION CERTIFICATE

     I, _____________ hereby certify that:

     1) I am the duly elected, qualified and acting _____________ of TEAMSTAFF,
INC. (the "Company"). The Company is a corporation duly organized, existing and in good standing under the laws of the State of New Jersey.

     2) I am fully familiar with all of the business and financial affairs of the Company and each of the other Borrowers (hereinafter defined) including, without limiting the generality of the foregoing, all of the matters hereinafter described.

     3) This Certificate is made and delivered to PNC BANK, NATIONAL ASSOCIATION
(in its individual capacity, "PNC") together with each of the other financial institutions (each individually a "Lender" and collectively (including PNC),
"Lenders") named in or which hereafter become a party to that certain Revolving
Credit and Security Agreement dated as of June 8, 2005 (as amended, modified, restated or replaced from time to time, the "Credit Agreement") by and among
Company, TeamStaff Rx, Inc. and RS Staffing Services, Inc. (collectively, the
"Borrowers"), Lenders and PNC in its capacity as agent for the Lenders (in such capacity, "Agent"), for the purpose of inducing Agent and Lenders, now and from time to time hereafter, to advance monies and extend credit and other financial accommodations to Borrowers pursuant to the Credit Agreement together with all notes, security agreements, mortgages, agreements, guarantees, instruments and documents heretofore now and from time to time hereafter executed by any
Borrower and delivered to Agent and Lenders (all hereinafter collectively referred to as the "Loan Documents"). I understand that Agent and Lenders are relying on this Certificate. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     4) I have reviewed the Pro Forma Balance Sheet, the Projections and the Pro
Forma Financial Statements and am fully familiar with the process pursuant to which they were generated. The Pro Forma Balance Sheet and the Pro Forma
Financial Statements fairly present the financial condition of the Company and its Subsidiaries on a consolidated basis after giving effect to the
Transactions. The Projections are based on underlying assumptions which provide a reasonable basis for the Projections and which reflect Company's judgment, based on present circumstances, of a reasonably likely set of conditions and reasonably likely course of action of Company and its Subsidiaries on a consolidated basis for the period projected. The Projections demonstrate that
Company and its Subsidiaries on a consolidated basis will have sufficient cash flow to enable them to pay their debts as they mature.

     5) Immediately following the execution of the Loan Documents and the consummation of the Transactions, (a) the assets of Company and its Subsidiaries on a consolidated basis, at a fair valuation and at their present fair saleable value, will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (b) Company and its Subsidiaries on a consolidated basis will be able to pay their debts as they become due and (c) Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital in order to carry on their business. All material undisputed debts owing to third parties by Company and its Subsidiaries are current and not past due.

     6) The Credit Agreement was and the Loan Documents were and will be executed and delivered by the Borrowers to Agent and Lenders in good faith and in exchange for reasonably equivalent value and fair consideration.

     7) I have reviewed the relevant terms of the Credit Agreement and the Loan
Documents and have made or have caused to be made under my supervision a review of the transactions and conditions of Company and its Subsidiaries from the beginning of the accounting period covered by the documents set forth in
Paragraph 4 hereof to the date of this Certificate, and such review has not disclosed the existence during such period of any condition or event that constitutes or would constitute a Default or Event of Default.

                                        TEAMSTAFF, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

Dated as of: June 8, 2005.

                                  Exhibit 15.3

                         COMMITMENT TRANSFER SUPPLEMENT

     COMMITMENT TRANSFER SUPPLEMENT, dated as of _____________ __, ____, among
______________________________________ (the "Transferor Lender"), each
Purchasing Lender executing this Commitment Transfer Supplement (each, a
"Purchasing Lender"), and PNC Bank, National Association ("PNC") as agent for the Lenders (as defined below) under the Loan Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 15.3 of the Revolving Credit and Security
Agreement dated as of June 8, 2005 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Loan
Agreement") among TeamStaff, Inc., TeamStaff Rx, Inc. and RS Staffing Services,
Inc. (each a "Borrower" and jointly and severally, "Borrowers"), PNC and the various other financial institutions (collectively, the "Lenders") and PNC as agent for Lenders (in such capacity, "Agent") named in or which hereafter become a party to the Loan Agreement;

     WHEREAS, each Purchasing Lender wishes to become a Lender party to the Loan
Agreement; and

     WHEREAS, the Transferor Lender is selling and assigning to each Purchasing
Lender, rights, obligations and commitments under the Loan Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

     2. Upon receipt by the Agent of four counterparts of this Commitment
Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer
Effective Notice, substantially in the form of Schedule II to this Commitment
Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective
Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer
Effective Date"), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

     3. At or before 12:00 Noon (New York City time) on the Transfer Effective
Date each Purchasing Lender shall pay to Transferor Lender, in immediately available

funds, an amount equal to the purchase price, as agreed between Transferor
Lender and such Purchasing Lender ( the "Purchase Price"), of the portion of the
Advances being purchased by such Purchasing Lender (such Purchasing Lender's
"Purchased Percentage") of the outstanding Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Note. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender,
Transferor Lender hereby irrevocably sells assigns and transfers to such
Purchasing Lender, without recourse, representation or warranty, and each
Purchasing Lender hereby irrevocably purchases, takes and assumes from
Transferor Lender, such Purchasing Lender's Purchased Percentage of the Advances
and other amounts owing to the Transferor Lender under the Loan Agreement and the Note together with all instruments, documents and collateral security pertaining thereto.

     4. Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the
Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

     5. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant tot he Loan Agreement and the Note shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment
Transfer Supplement.

          (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Note shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this
Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each
Purchasing Lender will make appropriate arrangements for payment by Transferor
Lender to such Purchasing Lender of such amount upon receipt thereof from
Borrower.

     6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to each Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

     7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other

party may reasonably request in order to effect the purposes of this Commitment
Transfer Supplement.

     8. By executing and delivering this Commitment Transfer Supplement,
Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan
Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Note or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance Borrowers of any of their Obligations under the Loan Agreement, the note or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other
Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (vi) each Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement to be performed by each as a Lender; and (vii) each Purchasing Lender represents and warrants to
Transferor Lender, Lenders, Agent and Borrower that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Loan Agreement and the Other
Documents or (y) is engaged in trade or business within the United States of
America.

     9. Schedule I hereto sets forth the revised Commitment Percentages of
Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

     10. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer
Supplement to be executed by their respective duly authorized officers on the date set forth above.

                                        ----------------------------------------
                                        as Transferor Lender

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        -----------------------------------
                                        as a Purchasing Lender

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        PNC  BANK, NATIONAL ASSOCIATION as Agent

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule 1

                  SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

          LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

(Transferor Lender)   Revised Commitment Amount       $___________________

                      Revised Commitment Percentage           ____________%

(Purchasing Lender)   Commitment Amount               $___________________

                      Commitment Percentage                   ____________%

Addresses for Notices

_____________________________
_____________________________
_____________________________

Attention:
Telephone:
Telecopier:

                                   Schedule II

                  SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

                       (Form of Transfer Effective Notice)

To: ____________________________________________, as Transferor Lender and
________________________________________, as Purchasing Lender:

     The undersigned, as Agent under the Revolving Credit and Security Agreement dated as of June 8, 2005 among TeamStaff, Inc., TeamStaff Rx, Inc. and RS
Staffing Services, Inc., the financial institutions named therein (the
"Lenders") and PNC BANK, NATIONAL ASSOCIATION, as a Lender and as agent for
Lenders, acknowledges receipt of four (4) executed counterparts of a completed
Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement]. Terms defined in such Commitment Transfer
Supplement are used therein defined.

     Pursuant to such Commitment Transfer Supplement, you are advised that the
Transfer Effective Date will be [insert date of Transfer Effective Notice].

                                        PNC BANK, NATIONAL ASSOCIATION as Agent

                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

ACCEPTED FOR RECORDATION
IN REGISTER: